                                             As Filed Pursuant to Rule 424(b)(5)
                                             Registration No. 333-68951

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED APRIL 22, 1999)

               GE CAPITAL MORTGAGE SERVICES, INC. 1999-HE2 TRUST

                                     Issuer

                       GE CAPITAL MORTGAGE SERVICES, INC.

                             Depositor and Servicer

                                  $257,052,000
                                 (Approximate)

       REMIC HOME EQUITY LOAN PASS-THROUGH CERTIFICATES, SERIES 1999-HE2
        PRINCIPAL AND INTEREST PAYABLE MONTHLY, BEGINNING JULY 26, 1999

                       THE TRUST WILL ISSUE:

                            - nine classes of senior certificates; and
                            - six classes of junior certificates.

For a description of the classes of certificates offered by this prospectus supplement, see "Securities Offered" on page S-3. Some of these classes are listed in the table below.

The assets of the trust will include a pool of closed-end, fixed-rate, first or second lien, one- to four-family residential home equity mortgage loans. The stated maturities of the mortgage loans will range from 5 to 30 years.

                           -------------------------

CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-8 OF THIS PROSPECTUS SUPPLEMENT.

                           -------------------------

                                                PRICE TO     UNDERWRITING    PROCEEDS TO
                                               PUBLIC(1)       DISCOUNT       DEPOSITOR
                                               ---------       --------       ---------
Class A1 Certificates........................  100.000000%      0.225%        99.775000%
Class A2 Certificates........................  100.000000       0.225         99.775000
Class A3 Certificates........................  100.000000       0.225         99.775000
Class A4 Certificates........................  100.000000       0.225         99.775000
Class A5 Certificates........................  100.000000       0.225         99.775000
Class A6 Certificates........................  100.000000       0.225         99.775000
Class M Certificates.........................  100.000000       0.225         99.775000
Class B1 Certificates........................  100.000000       0.225         99.775000
Class B2 Certificates........................   99.015625       0.225         98.790625
--------------------

(1) Plus interest accrued from June 1, 1999.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                           -------------------------

The certificates offered by this prospectus supplement other than the residual certificates will be purchased by both underwriters. The residual certificates will be purchased by Prudential Securities Incorporated, who will sell them to investors at varying prices determined at the time of sale. The proceeds to the depositor from the sale of the offered certificates will be approximately 99.754164% of the total principal balance of those certificates plus accrued interest, before deducting expenses. Each underwriter's commission will be the difference between the price it pays for the certificates and the amount it receives from their sale to the public. You should refer to "Plan of Distribution" in this prospectus supplement for a further description of underwriting commissions. The certificates will be available for delivery to investors on or about June 25, 1999.

PRUDENTIAL SECURITIES                                            LEHMAN BROTHERS

The date of this prospectus supplement is June 23, 1999.

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     We provide information to you about the certificates offered by this prospectus supplement and the underlying trust in two separate documents: (1) the accompanying prospectus, which provides general information, some of which may not apply to your certificates or trust, and (2) this prospectus supplement, which describes the specific terms of your certificates and the assets in your trust. You should read both of these documents together.

     This prospectus supplement will supplement and enhance the disclosure in the prospectus for purposes of your certificates.

SUMMARY OF TERMS

     This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. This summary contains an overview of certain concepts and other information to aid your understanding. All of the information contained in this summary is qualified by the more detailed explanation described in other parts of this prospectus supplement and the accompanying prospectus.

THE ISSUER

     The issuer of the certificates will be GE Capital Mortgage Services, Inc. 1999-HE2 Trust. The trust was created by us for the sole purpose of issuing the certificates.

     We will sell the mortgage loans underlying the certificates to the trust.

SECURITIES OFFERED

     The total original principal balance of the certificates will be approximately $272,015,350. The following table shows the approximate initial principal balance, annual certificate interest rate and minimum denomination of each class of certificates offered by this prospectus supplement:

                                 CLASS CERTIFICATE       CERTIFICATE          MINIMUM
                                PRINCIPAL BALANCE(1)    INTEREST RATE      DENOMINATION
                                --------------------    -------------      -------------
SENIOR CERTIFICATES
Class A1......................      $77,000,000             6.380%           $ 25,000
Class A2......................       31,000,000             6.655              25,000
Class A3......................       53,000,000             6.820              25,000
Class A4......................       32,000,000             7.270              25,000
Class A5......................       13,847,000             7.510(2)           25,000
Class A6......................       23,000,000             7.295              25,000
Class R1......................              500            (3)                (4)
Class R2......................              500            (3)                (4)

JUNIOR CERTIFICATES
Class M.......................       14,962,000             7.560(2)          100,000
Class B1......................        6,801,000             7.905(2)          100,000
Class B2......................        5,441,000             9.165(5)          100,000

-------------------------

(1) Approximate, subject to adjustment as described in this prospectus supplement.
(2) Interest will accrue on these certificates at the rate shown above for the accrual period relating to the first distribution date. Thereafter, interest will accrue on these certificates at a rate that is the lesser of (a) the rate shown above and (b) the weighted average annual interest rate of the mortgage loans in the pool, net of servicing fees.
(3) This class of certificates pays only principal and will not accrue interest.
(4) This class of certificates will be issued as a single certificate in definitive physical form.
(5) Interest will accrue on these certificates at the rate shown above for the accrual period relating to the first distribution date. Thereafter, interest will accrue on these certificates at the weighted average annual interest rate of the mortgage loans in the pool, net of servicing fees.

     The Class A1 through Class A6 Certificates, the Class S Certificates and the residual certificates are the senior certificates. The Class R1 and the Class R2 Certificates are the residual certificates. The Class M and the Class B1 through Class B5 Certificates are the junior certificates.

     The Class S, Class B3, Class B4 and Class B5 Certificates are not offered by this prospectus supplement. We will initially retain the Class S Certificates but may transfer them later.

     Depending on the final composition of the pool of mortgage loans sold to the trust, the principal balance of each class of certificates may increase or decrease from the amount listed on page S-3. The total original principal balance of the certificates will not be less than $258,414,582 or greater than $285,616,117.

     Certificates with principal balances in excess of the minimum denominations shown above will be issued in multiples of $1,000 above the minimum denomination.

THE MORTGAGE LOANS

     We originated or acquired all of the mortgage loans. The mortgage loans expected to be sold to the trust have the following characteristics as of June 1, 1999:

    -  Total outstanding principal balance (1):               $272,015,350
    -  Original terms to maturity:                            5 to 30 years
    -  Weighted average maturity:                             247 months
    -  Weighted average annual interest rate:                 9.67%
    -  Largest geographic concentration:                      10.12% of the mortgage loans
                                                              are secured by properties
                                                              located in New York.
    -  Percentage of mortgage loans that are secured by       12.47%
       second-priority mortgages:
    -  Percentage of mortgage loans that accrue               0.16%
       interest on a simple interest basis:
    -  Percentage of mortgage loans that are balloon          36.07%
       loans:

-------------------------

(1) Approximate, after deducting payments of principal due on or before June 1, 1999, and subject to the variance described in this prospectus supplement.

THE SERVICER

     We will directly service all of the mortgage loans in the trust.

     As servicer, we must make reasonable efforts to collect payments due on the mortgage loans. In addition, we must advance delinquent payments of interest on the mortgage loans to the extent described in this prospectus supplement and will reduce our servicing compensation to the extent described in this prospectus supplement to reimburse certificateholders for shortfalls of interest payments.

     You should refer to "GE Capital Mortgage Services, Inc." and "The Pooling and Servicing Agreement -- Servicing Arrangement with Respect to the Mortgage Loans" and "-- Servicing Compensation, Compensating Interest and Payment of Expenses" in this prospectus supplement.

DISTRIBUTIONS ON THE CERTIFICATES

     The trustee will make distributions on the certificates on the 25th day of each month. If the 25th is not a business day, the trustee will make distributions on the next business day. The first distribution date will be July 26, 1999.

     On each distribution date, we will first pay interest to the senior certificates from funds available for distribution as interest. We will then pay interest to the junior certificates from available interest funds in the order of priority described below. In addition, on each distribution date, we will pay principal on all certificates from the funds available for that purpose.

Interest Payments

     - The actual amount of interest you receive on your certificates on each distribution date if your certificates are entitled to interest, will depend on:

       -- the amount of interest accrued on your certificates;

       -- the total amount of funds available for interest distributions; and

       -- the amount of any accrued interest not paid on your certificates on earlier distribution dates.

     - If you are the holder of a senior certificate entitled to interest payments, the amount of interest payable to you will be in proportion to the interest payable on all of the senior certificates together. All of the senior certificates entitled to interest payments will receive these payments at the same time.

     - If you are the holder of a junior certificate, you will receive interest payments only after the trustee has paid interest to:

       -- all of the senior certificates; and

       -- each class of junior certificates that ranks higher than your certificates.

     - The trustee will calculate interest on the basis of a 360-day year consisting of twelve 30-day months.

Principal Payments

     - The trustee will distribute principal on each class of certificates -- other than the Class S Certificates -- from available principal funds in the manner described in this prospectus supplement. You should refer to "Description of the Certificates -- Distributions on the Certificates" for a description of the amount of principal payable to you and the priority in which it will be paid.

     - The amount and timing of principal you receive on your certificates will depend on:

       -- the various priorities and formulas described in this prospectus supplement that determine the allocation of principal payments to your certificates; and

       -- the amounts actually available for distribution as principal.

     - Because of the principal allocation formulas described in this prospectus supplement, the senior certificates entitled to principal distributions will receive principal payments at a faster rate than the junior certificates for at least the first nine years after the issuance of the certificates. The Class A6 Certificates, however, will not benefit from this accelerated repayment. You should refer to "Description of the Certificates -- Distributions on the Certificates -- Allocation of Available Funds."

OPTIONAL TERMINATION

     We will have the option to repurchase all the mortgage loans and thereby effect the early retirement of the certificates when the aggregate principal balance of the mortgage loans is less than 10% of the aggregate principal balance of the mortgage loans as of June 1, 1999. See "The Pooling and Servicing Agreement -- Optional Termination" in this prospectus supplement.

CREDIT ENHANCEMENT

     The senior certificates will benefit from the credit enhancement provided by the subordination of the junior certificates.

     This subordination will benefit the senior certificates in two ways:

     - The senior certificates will have a preferential right over the junior certificates to receive funds available for interest distributions.

     - The junior certificates will absorb all losses on the mortgage loans up to the level described in this prospectus supplement.

     If you are the holder of a senior certificate, you should keep in mind, however, that the subordination of the junior certificates offers only limited protection against the loss of your investment. See the related risk factor on page S-11.

FEDERAL INCOME TAX CONSEQUENCES

     The trust will be treated as a two-tier REMIC for federal income tax purposes. The certificates other than the Class R1 and Class R2 Certificates will be treated as regular interests in the upper-tier REMIC. The Class R1 Certificates will be treated as the residual interest in the lower-tier REMIC, and the Class R2 Certificates will be treated as the residual interest in the upper-tier REMIC.

     All of the regular interest certificates will be treated as debt for tax purposes. In addition, unless you are a holder of the residual certificates, you will be required to report income on your certificates under the accrual method of accounting. Under the accrual method of accounting, you may be required to report income for federal income tax purposes in advance of receiving a corresponding cash distribution.

     The particular federal income tax consequences of your investment will depend upon the class of certificates you buy. You should consider carefully the tax consequences of an investment in the following classes of certificates:

     - certain classes of certificates, which may be issued with original issue discount;

     - the residual certificates, which will be subject to special rules that could significantly reduce their after-tax yield; and

     - the junior certificates, whose reported income may exceed the amount of cash actually received.

     You should refer to "Federal Income Tax Consequences" in this prospectus supplement and "Federal Income Tax Consequences -- REMIC Certificates" in the accompanying prospectus to determine the tax consequences to you of an investment in the certificates.

LEGAL INVESTMENT

     The certificates offered by this prospectus will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984. You should consult your own legal advisors to determine whether, and to what extent, you can invest in the certificates. See "Legal Investment Matters" in this prospectus supplement for important information concerning possible restrictions on the ownership of the certificates by regulated institutions.

ERISA CONSIDERATIONS

     If you are investing the assets of an employee benefit plan that is subject to ERISA or to Section 4975 of the federal income tax code, you may not acquire the Class M, Class B1, Class B2, Class R1 or Class R2 Certificates. In addition, you should consider carefully the information presented in "ERISA
Considerations" in this prospectus supplement and in the accompanying prospectus.

CERTIFICATE RATINGS

     The certificates must receive the ratings indicated under "Certificate Ratings" in this prospectus supplement from Fitch IBCA, Inc. and/or Moody's Investors Service, Inc. at the time of their initial issuance. You should refer to "Certificate Ratings" to learn more about the significance and limitation of ratings.

RISK FACTORS

AN INVESTMENT IN THE
  CERTIFICATES MAY NOT BE
  SUITABLE FOR YOU              The certificates are not suitable investments
                                  for all investors. In particular, you should not purchase any class of offered certificates unless you understand the prepayment, credit, liquidity and market risks associated with that class.

                                The certificates are complex securities. You
                                  should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation and tolerance for risk.

                                You should carefully consider, among other
                                  things, the factors described below before purchasing the certificates.

LOSSES AND DELINQUENT
  PAYMENTS ON THE MORTGAGE
  LOANS MAY REDUCE THE YIELD
  ON YOUR CERTIFICATES          Payments on the mortgage loans will not be
                                  insured by the government or any other person. Moreover, we, as servicer, have only a limited obligation to make advances for delinquent installments of interest, as described in "The Pooling and Servicing Agreement -- Advances." Consequently, the certificates will absorb the losses resulting from delinquent payments, and the yield on your certificates could be lower than you expect. You should refer to "Description of the Mortgage Pool and the Mortgaged Properties -- The Mortgage Loans" for information about the percentage of mortgage loans in the pool that has been delinquent for more than 30 days as of June 1, 1999.

                                In addition, if you are buying a class of
                                  certificates that ranks junior to another class of certificates, you will be more likely than the holder of a certificate senior to yours to experience losses as a result of interest defaults or liquidation losses on the underlying mortgage loans. This is because interest defaults and liquidation losses are first allocated to junior certificates, as described in "Description of the
                                  Certificates -- Allocation of Realized Losses on the Certificates" and "-- Distributions on the Certificates -- Allocation of Available Funds" in this prospectus supplement.

SOME OF THE LOANS IN THE
  MORTGAGE POOL ARE MORE
  LIKELY TO DEFAULT THAN
  OTHERS,
  AND HIGHER THAN EXPECTED
  DEFAULTS ON THESE LOANS
  COULD
  REDUCE THE YIELD ON YOUR
  CERTIFICATES                  The payment schedules for most of the mortgage
                                  loans in the pool require the borrower to pay off the principal balance of the loan gradually over the life of the loan. Some of the mortgage loans in the pool, however, have payment schedules under which the borrower makes relatively small payments of principal over the life of the loan, and then must make a large final payment at maturity that pays off the entire principal balance outstanding. This final payment is usually much larger than the previous monthly payments. Because the borrower's ability to make this final payment usually depends on the ability to refinance the loan or sell the underlying property, the risk of default is greater than on other types of loans. High rates of default on these types of loans in the pool will result in greater losses on your certificates.

                                The ability of a borrower to refinance the type
                                  of loan described above or sell the mortgaged property will depend upon a number of factors, including:

                                  -  the level of mortgage interest rates;

                                  -  the borrower's equity in the mortgaged
                                     property;

                                  -  general economic conditions; and

                                  -  the availability of credit.

                                We cannot predict how these factors will affect
                                  the default rate of these mortgage loans in the pool. You should refer to "Description of the Mortgage Pool and the Mortgaged Properties -- The Mortgage Loans" for information on the percentage of loans in the mortgage loan pool that consists of these loans.

WE MAY NOT BE ABLE TO RECOVER
  AMOUNTS OWED ON SECOND-
  PRIORITY MORTGAGES IN THE
  POOL, WHICH MAY REDUCE THE
  YIELD ON YOUR CERTIFICATES    Many of the mortgage loans in the pool owned by
                                  the trust are junior to other mortgages on the same property. These other mortgages are not owned by the trust. If the holder of a senior mortgage forecloses, the trust, as holder of the junior mortgage, will receive only those amounts that are left over from the sale of the mortgaged property after the senior mortgage is fully paid off. This remaining amount may not be enough to pay off the junior mortgage, and your certificates may bear the resulting loss. Although we have the option of advancing money to a senior lender, as described in "The Pooling and Servicing Agreement -- Servicing Arrangements with Respect to the Mortgage Loans," we have no obligation to do so.

WE CANNOT GUARANTEE YOU
  REGULAR PAYMENTS ON YOUR
  CERTIFICATES                  The amounts you receive on your certificates
                                  will depend on the amount and timing of the payments borrowers make on the mortgage loans. Because we cannot predict the rate at which borrowers will repay their loans, you may receive distributions on your certificates in amounts that are larger or smaller than you expect. In addition, the life of your certificates may be longer or shorter than anticipated. Because of this, we cannot guarantee that you will receive distributions at any specific future date or in any specific amount.

PREPAYMENT RATES THAT ARE
  FASTER OR SLOWER THAN YOU
  EXPECT MAY REDUCE THE YIELD
  ON YOUR CERTIFICATES          The yield to maturity on your certificates will
                                  depend primarily on the purchase price of your certificates and the rate of principal payments on the mortgage loans in the trust. Unexpected changes in prepayment rates could have the following negative effects:

                                  - If you bought your certificates for more than their face amount, the yield on your certificates will drop if principal payments occur at a rate faster than you expect.

                                  - If you bought your certificates for less than their face amount, the yield on your certificates will drop if principal payments occur at a rate slower than you expect.

                                For a more detailed discussion of the
                                  sensitivity of certain classes to prepayment rates and a description of the factors that may influence prepayments, see "Yield and Weighted Average Life Considerations" in this prospectus supplement and "Yield, Maturity and Weighted Average Life Considerations" in the prospectus.

YOU MAY BE UNABLE TO REINVEST
  DISTRIBUTIONS FROM THE
  CERTIFICATES IN COMPARABLE
  INVESTMENTS                   Rapid prepayment rates on the mortgage loans are
                                  likely to coincide with periods of low
                                  prevailing interest rates. During these
                                  periods, the yield at which you may be able to reinvest amounts received as payments on your certificates may be lower than the yield on your certificates. Conversely, slow prepayment rates on the mortgage loans are likely to coincide with periods of high interest rates. During these periods, the amount of payments available to you for reinvestment at high rates may be relatively low.

                                See "Yield and Weighted Average Life
                                  Considerations" in this prospectus supplement and "Yield, Maturity and Weighted Average Life Considerations" in the prospectus for more discussion of the effect of prepayments.

PREPAYMENTS MAY CAUSE
  REDUCTIONS IN INTEREST
  DISTRIBUTIONS ON YOUR
  CERTIFICATES                  The actual interest rate on your certificate may
                                  be less than the interest rate stated in this prospectus supplement. Your certificates will be allocated any interest shortfalls that we do not compensate for as described in this prospectus supplement. The circumstances under which these interest shortfalls will occur are described in "Description of the Certificates -- Distributions on the Certificates" in this prospectus supplement.

THE CONCENTRATION OF MORTGAGE
  LOANS IN SPECIFIC GEOGRAPHIC
  AREAS MAY INCREASE THE RISK
  OF LOSS ON THOSE MORTGAGE
  LOANS AND REDUCE THE YIELD
  ON YOUR CERTIFICATES          A significant number of the mortgage loans in
                                  the trust are secured by properties located in New York, Florida, North Carolina, California, Ohio, Illinois and Maryland. Any deterioration in the real estate market or economy of any of these states could result in higher rates of loss and delinquency than expected on the mortgage loans. In addition, these states or regions may experience natural disasters, such as earthquakes, fires, floods and hurricanes, which may not be fully insured against and which may result in property damage and losses on the mortgage loans. These events may adversely affect the funds available to make payments on your certificates, which may in turn reduce the yield on your certificates.

                                See "Description of the Mortgage Pool and the
                                  Mortgaged Properties" in this prospectus supplement for more information on the location of the mortgage loans.

LOSSES ON THE MORTGAGE LOANS
  MAY BE HIGHER THAN  EXPECTED,
  WHICH MAY LOWER THE YIELD
  ON YOUR CERTIFICATES          A decline in real estate values or in economic
                                  conditions generally could increase the rates of delinquencies, foreclosures and losses on the mortgage loans to a level that is significantly higher than those experienced currently. This in turn will reduce the yield on your certificates, if the credit enhancement described in this prospectus supplement is not enough to protect your certificates from these losses.

THE SUBORDINATION PROVIDED BY
  THE JUNIOR CERTIFICATES MAY
  NOT BE ADEQUATE TO PROTECT
  THE SENIOR CERTIFICATES
  FROM ALL LOSSES               As described in "Description of the
                                  Certificates -- Allocation of Realized
                                  Losses," losses will first be allocated to the junior certificates, in inverse order of priority. Losses may be severe enough, however, to reduce the aggregate principal balance of the junior certificates to zero. If this occurs, the senior certificates will bear their share of losses thereafter.

                                In addition, certain types of losses -- referred
                                  to in this prospectus supplement as "Excess
                                  Losses" -- will be borne pro rata by the senior certificates and the junior certificates after a specified amount of these losses are borne solely by the junior certificates.

IF WE EXERCISE OUR OPTION TO
  TERMINATE THE TRUST, THE
  YIELD ON YOUR CERTIFICATES
  COULD BE LOWER THAN EXPECTED  We may, at our option, terminate the trust under the circumstances described in "The Pooling and Servicing Agreement -- Optional Termination" in this prospectus supplement. If the proceeds realized upon the trust's termination are less than the outstanding principal balance on the certificates and accrued interest thereon, your certificates may bear their share of the resulting shortfall. As a result, you may not fully recover your investment and could potentially suffer losses. In addition, termination of the trust will result in the early retirement of your certificates, which will shorten the average life of the certificates and potentially lower their yield.

                                You should refer to "The Pooling and Servicing
                                  Agreement -- Optional Termination" for a discussion of additional consequences of the trust's early termination.

YOU MAY NOT BE ABLE TO RESELL
  YOUR CERTIFICATES             The certificates will not be listed on any
                                  securities exchange, and a resale market for the certificates may not develop. Although the underwriters of this offering intend to create a resale market for the certificates offered by them, they have no obligation to do so. If a market for the certificates does develop, it may not continue. Moreover, this market may not be liquid enough to allow you to resell your certificates or to resell them at the price you desire.

YOU WILL NOT RECEIVE PHYSICAL
  CERTIFICATES, WHICH CAN
  CAUSE DELAYS IN DISTRIBUTIONS
  AND HAMPER YOUR ABILITY TO
  PLEDGE OR RESELL YOUR
  CERTIFICATES                  Unless you are the purchaser of a residual
                                  certificate, your ownership of the
                                  certificates will be registered electronically with DTC. The lack of physical certificates could:

                                  -  result in payment delays on the
                                     certificates because the trustee will be sending distributions on the certificates to DTC instead of directly to you;

                                  - make it difficult for you to pledge your certificates if physical certificates are required by the party demanding the pledge; and

                                  -  could hinder your ability to resell the
                                     certificates because some investors may be unwilling to buy certificates that are not in physical form.

OUR FAILURE OR THE FAILURE OF
  THIRD PARTIES TO BE YEAR
  2000 COMPUTER READY COULD
  DISRUPT THE DISTRIBUTIONS
  ON YOUR CERTIFICATES          Many computer systems and microprocessors with
                                  data functions, including those in
                                  non-information technology equipment and systems, use only two digits to identify a year in the date field with the assumption that the first two digits of the year are always "19." Consequently, on January 1, 2000, computers that are not year 2000 compliant may read the year as 1900 and malfunction.

                                We are implementing a plan, which is described
                                  in "Year 2000 Computer Readiness" in the prospectus, to become year 2000 compliant by mid-1999. We cannot guarantee, however, that our efforts to achieve year 2000 readiness will be fully effective. Moreover, we cannot guarantee that any of our third-party service providers, such as trustees, borrowers' banks, loan servicers and DTC, will be year 2000 ready. We also cannot assure you that any future developments in connection with our year 2000 readiness or the readiness of third parties will be those that we have anticipated.

                                Our failure, or the failure of our third-party
                                  servicers, to become fully year 2000 ready could disrupt, at least temporarily, our ability to carry out the servicing duties described in this prospectus supplement, including the calculation of amounts distributable to you and the timely transfer of funds to the trustee for your benefit. Your investment in the certificates could consequently suffer.

INDEX OF DEFINITIONS

     You can find a list of capitalized terms used in this prospectus supplement, and the pages on which they are defined, under the caption "Index of Certain Prospectus Supplement Definitions" beginning on page S-72 of this prospectus supplement. Any capitalized terms that are not defined in the prospectus supplement are defined in the accompanying prospectus. See "Index of Certain Prospectus Definitions" on page 91 of the accompanying prospectus.

DESCRIPTION OF THE MORTGAGE POOL AND THE MORTGAGED PROPERTIES

GENERAL

     The certificates described in this prospectus supplement will represent the entire beneficial ownership interest in the trust that is issuing these certificates. The assets of the trust will consist primarily of a pool of closed-end, fixed-rate, home equity mortgage loans. The mortgage loans are secured by mortgages, deeds of trust or other security instruments creating first or second liens on one- to four-family residential properties. GE Capital Mortgage Services, Inc. ("GECMSI") is depositing the mortgage loans in the trust.

     Certain data with respect to the mortgage loans expected to be included in the trust are set forth below. A description of the final mortgage loan pool on a Current Report on From 8-K will be available to purchasers of the certificates at or before, and will be filed by GECMSI with the SEC within fifteen days after, the initial delivery of the certificates offered hereby. This definitive description will indicate the extent to which the characteristics of the mortgage loans vary from those set forth in this prospectus supplement. It will specify the precise aggregate principal balance of the mortgage loans as of the first day of the month of the creation of the trust (the "Cut-off Date") and will also include statistical data relating to the final mortgage loans comparable in scope to that set forth with respect to the expected loan pool on pages S-16 through S-24 of this prospectus supplement. The definitive description also will specify the original principal balance of each class of certificates, the notional principal balance of the Class S Certificates and the Class A6 Certificate Percentage on the date of issuance of the certificates. The Pooling and Servicing Agreement under which the certificates will be issued and its exhibits will be filed as an exhibit to the definitive description of the final mortgage loan pool.

     The "Principal Balance" of a mortgage loan as of any Distribution Date (as defined herein) is, in the case of a self-amortizing mortgage loan, the unpaid principal balance of such mortgage loan as specified in the amortization schedule at the time relating thereto as of the month preceding the month of such Distribution Date, before giving effect to any scheduled payments of principal due in such month and after giving effect to any principal prepayments in full received through and including the 15th day of such month from the related borrower. In the case of a simple interest mortgage loan, the "Principal Balance" will be the unpaid principal balance thereof as of the calendar month preceding the month of such Distribution Date, before giving effect to the regularly scheduled payment due in such month and after giving effect to any principal prepayments in full received through and including the 15th day of such month from the mortgagor. The Principal Balance of any mortgage loan as of the Cut-off Date will be the unpaid principal balance thereof as of such date. The "Due Date" for a mortgage loan is the date during any month on which a payment is first due.

     Each mortgage loan is required to be covered by a standard hazard insurance policy. See "Servicing of the Mortgage Loans -- Hazard Insurance" in the Prospectus.

     For a description of the underwriting standards generally applicable to the mortgage loans, see "The Home Equity Loan Program" herein.

THE MORTGAGE LOANS

     The mortgage loans will have an aggregate principal balance as of the Cut-off Date, after application of payments of principal due on or before such date, of approximately $272,015,350. This amount is subject to a permitted variance such that the aggregate principal balance will not be less than $258,414,582 or greater than $285,616,117.

     Prior to issuance of the certificates, we will not remove from the expected mortgage pool more than 5% of the mortgage loans, measured by Principal Balance as of the Cut-off Date, unless a revised prospectus supplement is delivered to prospective investors. In addition, prior to issuance of the certificates, we will not add mortgage loans to the mortgage pool if this would result in more than a 5% increase in the size of the mortgage pool, measured by Principal Balance as of the Cut-off Date, unless a revised prospectus supplement is delivered to prospective investors.

     The mortgage loans in the trust are expected to have the following characteristics (by Principal Balance of all the mortgage loans) as of the Cut-off Date:

     - The interest rates borne by the mortgage loans are expected to range from approximately 6.75% to 14.49% per annum, and the weighted average mortgage rate as of the Cut-off Date of the mortgage loans is expected to be approximately 9.67% per annum.

     - The principal balances of the mortgage loans are expected to range from approximately $7,450 to $450,000 and, as of the Cut-off Date, the average principal balance of the mortgage loans is expected to be approximately $74,771 after application of payments due on or before the Cut-off Date.

     - It is expected that the month and year of the earliest origination date of any mortgage loan will be April 1992, and the month and year of the latest scheduled maturity date of any such mortgage loan will be June 2029.

     - All of the mortgage loans will have original terms to maturity of approximately 5 years to 30 years.

     - The remaining months to stated maturity for the mortgage loans as of the Cut-off Date are expected to range from approximately 50 months to 360 months, and the weighted average remaining months to stated maturity of the mortgage loans as of the Cut-off Date is expected to be approximately 247 months.

     - It is expected that approximately 36.07% of the mortgage loans will be loans that have original terms to maturity that are shorter than their amortization schedules, leaving final payments ("Balloon Payments") due on the maturity dates that are significantly larger than other monthly payments (such loans, "Balloon Loans").

     - The weighted average remaining term to stated maturity of the Balloon Loans is expected to be approximately 179 months.

     - The Home Equity Loan-to-Value Ratios (as defined herein) of the mortgage loans at origination are expected to range from approximately 4.93% to 90.00%, and the weighted average of the Home Equity Loan-to-Value Ratios of the mortgage loans at origination is expected to be approximately 70.69%.

     - The Second-Lien Combined Loan-to-Value Ratio (as defined herein) of the second-lien mortgage loans at origination is expected to range from approximately 15.09% to 115.71%, and the weighted average of the Second-Lien Combined Loan-to-Value Ratios of the second-lien mortgage loans at origination is expected to be approximately 85.49%.

     - Approximately 13.36% of the mortgage loans are expected to be purchase-money loans used by the borrowers to acquire the related mortgaged properties.

     - No more than approximately 0.50% of the mortgage loans will be secured by mortgaged properties located in any one postal zip code area.

     - No more than approximately 1.00% of the mortgage loans are expected to have been originated under GECMSI's no income verification programs, as described under "The Home Equity Loans -- Underwriting Procedures Relating to Home Equity Loans" in this prospectus supplement.

     Set forth below is a description of certain characteristics of the mortgage pool and the mortgage loans expected to be included therein, subject to the variance described herein. The sum of the percentages may not equal 100% due to rounding.

                        CUT-OFF DATE PRINCIPAL BALANCES

                                                                        PERCENTAGE OF
                                                                         CUT-OFF DATE
    RANGE OF CUT-OFF DATE        NUMBER OF        CUT-OFF DATE            AGGREGATE
     PRINCIPAL BALANCES        MORTGAGE LOANS   PRINCIPAL BALANCE     PRINCIPAL BALANCE
    ---------------------      --------------   -----------------   ----------------------
$      0.00 -  10,000.00.....         28         $    266,927.77              0.10%
  10,000.01 -  20,000.00.....        282            4,485,231.82              1.65
  20,000.01 -  30,000.00.....        375            9,563,898.36              3.52
  30,000.01 -  40,000.00.....        360           12,776,141.05              4.70
  40,000.01 -  50,000.00.....        376           17,089,237.96              6.28
  50,000.01 -  60,000.00.....        390           21,661,009.45              7.96
  60,000.01 -  75,000.00.....        464           31,251,554.86             11.49
  75,000.01 - 100,000.00.....        547           47,450,011.45             17.44
 100,000.01 - 150,000.00.....        523           63,378,977.18             23.30
 150,000.01 - 200,000.00.....        154           26,398,615.32              9.70
 200,000.01 - 250,000.00.....         73           16,346,570.23              6.01
 250,000.01 - 300,000.00.....         30            8,318,264.47              3.06
 300,000.01 - 350,000.00.....         17            5,483,906.57              2.02
 350,000.01 - 400,000.00.....         15            5,777,252.29              2.12
 400,000.01 - 450,000.00.....          4            1,767,751.45              0.65
                                   -----         ---------------            ------
          Total..............      3,638         $272,015,350.23            100.00%
                                   =====         ===============            ======

                                 MORTGAGE RATES

                                                                           PERCENTAGE OF
                                                                           CUT-OFF DATE
                                      NUMBER OF        CUT-OFF DATE          AGGREGATE
     RANGE OF MORTGAGE RATES        MORTGAGE LOANS   PRINCIPAL BALANCE   PRINCIPAL BALANCE
     -----------------------        --------------   -----------------   -----------------
 0.000 -  7.500%..................         15         $  1,485,612.76           0.55%
 7.501 -  8.000...................        218           18,421,278.90           6.77
 8.001 -  8.500...................        342           27,691,707.96          10.18
 8.501 -  9.000...................        544           48,328,773.39          17.77
 9.001 -  9.500...................        466           39,032,208.20          14.35
 9.501 - 10.000...................        640           51,641,167.05          18.98
10.001 - 10.500...................        380           27,660,654.89          10.17
10.501 - 11.000...................        380           26,355,921.25           9.69
11.001 - 11.500...................        235           13,095,658.14           4.81
11.501 - 12.000...................        208            9,415,220.36           3.46
12.001 - 12.500...................         76            4,109,117.67           1.51
12.501 - 13.000...................         70            2,839,870.37           1.04
13.001 - 13.500...................         40            1,395,653.49           0.51
13.501 - 14.000...................         21              479,013.68           0.18
14.001 - 14.500...................          3               63,492.12           0.02
                                        -----         ---------------         ------
          Total...................      3,638         $272,015,350.23         100.00%
                                        =====         ===============         ======

                GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES

                                                                          PERCENTAGE OF
                                   NUMBER OF        CUT-OFF DATE      CUT-OFF DATE AGGREGATE
             STATE               MORTGAGE LOANS   PRINCIPAL BALANCE     PRINCIPAL BALANCE
             -----               --------------   -----------------   ----------------------
Alabama........................         56         $  3,490,308.62              1.28%
Arizona........................         10            1,261,728.02              0.46
Arkansas.......................         14            1,234,822.27              0.45
California.....................        146           18,081,066.78              6.65
Colorado.......................         73            5,167,164.82              1.90
Connecticut....................         57            5,906,197.06              2.17
Delaware.......................         23            1,493,470.44              0.55
District of Columbia...........         34            3,873,238.11              1.42
Florida........................        330           20,874,788.81              7.67
Georgia........................        103            7,319,613.56              2.70
Idaho..........................          6              400,594.88              0.15
Illinois.......................        197           16,794,443.55              6.17
Indiana........................        119            6,095,311.64              2.24
Iowa...........................         10              616,190.87              0.23
Kansas.........................          5              342,616.68              0.12
Kentucky.......................         51            3,261,471.80              1.20
Louisiana......................         29            1,501,460.66              0.55
Maine..........................          1              151,904.06              0.06
Maryland.......................        176           14,328,016.46              5.27
Massachusetts..................        125           11,723,036.37              4.31
Michigan.......................        120            8,945,982.05              3.29
Minnesota......................          9              489,043.29              0.18
Mississippi....................         23            1,183,285.97              0.44
Missouri.......................         49            2,923,619.51              1.07
Montana........................          1              261,559.33              0.10
Nebraska.......................         43            2,400,933.40              0.88
Nevada.........................          8              449,155.04              0.17
New Hampshire..................         19            1,200,030.81              0.44
New Jersey.....................        137           12,440,320.63              4.57
New Mexico.....................         11              691,051.21              0.25
New York.......................        317           27,516,407.70             10.12
North Carolina.................        261           18,349,958.79              6.75
Ohio...........................        288           17,009,303.21              6.25
Oklahoma.......................         10              984,733.03              0.36
Oregon.........................         36            4,044,169.38              1.49
Pennsylvania...................        201           12,490,193.17              4.59
Rhode Island...................         28            1,501,171.88              0.55
South Carolina.................        175           10,887,275.15              4.00
South Dakota...................          5              363,202.89              0.13
Tennessee......................        118            7,397,982.64              2.72
Texas..........................         13            1,252,285.80              0.46
Utah...........................         15            1,185,010.31              0.44
Vermont........................         12              812,649.76              0.30
Virginia.......................         76            5,228,847.80              1.92
Washington.....................         56            5,184,909.26              1.91
West Virginia..................         19            1,411,541.04              0.52
Wisconsin......................         20            1,300,909.56              0.48
Wyoming........................          3              192,372.16              0.07
                                     -----         ---------------            ------
          Total................      3,638         $272,015,350.23            100.00%
                                     =====         ===============            ======

                           PRIORITY OF MORTGAGE LOANS

                                                                            PERCENTAGE OF
                                                                            CUT-OFF DATE
                                                                              AGGREGATE
                                         NUMBER OF        CUT-OFF DATE        PRINCIPAL
              PRIORITY                 MORTGAGE LOANS   PRINCIPAL BALANCE      BALANCE
              --------                 --------------   -----------------   -------------
First-priority.......................      2,718         $238,087,358.56        87.53%
Second-priority......................        920           33,927,991.67        12.47
                                           -----         ---------------       ------
          Total......................      3,638         $272,015,350.23       100.00%
                                           =====         ===============       ======

                              YEAR OF ORIGINATION

                                                                            PERCENTAGE OF
                                                                            CUT-OFF DATE
                                                                              AGGREGATE
                                         NUMBER OF        CUT-OFF DATE        PRINCIPAL
         YEAR OF ORIGINATION           MORTGAGE LOANS   PRINCIPAL BALANCE      BALANCE
         -------------------           --------------   -----------------   -------------
1992.................................          1         $    274,400.00         0.10%
1997.................................         10              656,603.83         0.24
1998.................................        324           23,825,286.98         8.76
1999.................................      3,303          247,259,059.42        90.90
                                           -----         ---------------       ------
          Total......................      3,638         $272,015,350.23       100.00%
                                           =====         ===============       ======

           MONTHS REMAINING TO STATED MATURITY AS OF THE CUT-OFF DATE

                                                                            PERCENTAGE OF
                                                                            CUT-OFF DATE
          NUMBER OF MONTHS                                                    AGGREGATE
              REMAINING                  NUMBER OF        CUT-OFF DATE        PRINCIPAL
         TO STATED MATURITY            MORTGAGE LOANS   PRINCIPAL BALANCE      BALANCE
         ------------------            --------------   -----------------   -------------
 36 -  59............................          9         $    232,735.88         0.09%
 60 -  83............................         11              322,169.60         0.12
 84 - 107............................          1               15,626.58         0.01
108 - 131............................        160            5,250,696.03         1.93
132 - 155............................          5              203,082.98         0.07
156 - 179............................      1,368           98,249,406.87        36.12
180 - 239............................        985           67,027,456.42        24.64
240 and above........................      1,099          100,714,175.87        37.03
                                           -----         ---------------       ------
          Total......................      3,638         $272,015,350.23       100.00%
                                           =====         ===============       ======

                         TYPES OF MORTGAGED PROPERTIES

                                                                            PERCENTAGE OF
                                                                            CUT-OFF DATE
                                                                              AGGREGATE
                                         NUMBER OF        CUT-OFF DATE        PRINCIPAL
            PROPERTY TYPE              MORTGAGE LOANS   PRINCIPAL BALANCE      BALANCE
            -------------              --------------   -----------------   -------------
Manufactured housing.................        123         $  6,800,784.60         2.50%
2-4 family...........................        146           12,710,336.78         4.67
Condominiums.........................         63            4,108,294.55         1.51
Single-family detached...............      3,105          234,972,048.17        86.38
Single-family attached...............        201           13,423,886.13         4.93
                                           -----         ---------------       ------
          Total......................      3,638         $272,015,350.23       100.00%
                                           =====         ===============       ======

                         USE OF MORTGAGED PROPERTIES(1)

                                                                            PERCENTAGE OF
                                                                            CUT-OFF DATE
                                                                              AGGREGATE
                                         NUMBER OF        CUT-OFF DATE        PRINCIPAL
                 USE                   MORTGAGE LOANS   PRINCIPAL BALANCE      BALANCE
                 ---                   --------------   -----------------   -------------
Primary residence....................      3,445         $257,857,210.59        94.80%
Non-primary residence(2).............        193           14,158,139.64         5.20
                                           -----         ---------------       ------
          Total......................      3,638         $272,015,350.23       100.00%
                                           =====         ===============       ======

-------------------------
(1) Based on information supplied by the mortgagor in the loan application.

(2) We believe that the majority of the non-primary residences are investment properties.

                 SECOND-LIEN COMBINED LOAN-TO-VALUE RATIO(1)(2)
                        (FOR SECOND-LIEN MORTGAGE LOANS)

                                                                          PERCENTAGE OF
                                                                          CUT-OFF DATE
                                                                            AGGREGATE
                                                                            PRINCIPAL
                                     NUMBER OF                             BALANCE OF
                                   MORTGAGE LOANS                           MORTGAGE
                                        IN A                               LOANS IN A
      RANGE OF SECOND-LIEN          SECOND-LIEN        CUT-OFF DATE        SECOND-LIEN
  COMBINED LOAN-TO-VALUE RATIOS       POSITION       PRINCIPAL BALANCE      POSITION
  -----------------------------    --------------    -----------------    -------------
10.01 - 20.00....................         9           $   273,590.01           0.81%
20.01 - 30.00....................         5               254,458.08           0.75
30.01 - 40.00....................        10               322,672.08           0.95
40.01 - 50.00....................        16               741,839.84           2.19
50.01 - 60.00....................        24             1,354,754.16           3.99
60.01 - 70.00....................        51             1,442,348.17           4.25
70.01 - 75.00....................        42             2,276,042.48           6.71
75.01 - 80.00....................       113             5,078,788.29          14.97
80.01 - 85.00....................        96             3,189,870.82           9.40
85.01 - 90.00....................        69             3,044,520.19           8.97
90.01 and above..................       485            15,949,107.55          47.01
                                        ---           --------------         ------
          Total..................       920           $33,927,991.67         100.00%
                                        ===           ==============         ======

-------------------------
(1) The "Second-Lien Combined Loan-to-Value Ratio" of a second-lien mortgage loan is the ratio (expressed as a percentage) that the sum of the original principal balance of such mortgage loan and the then current principal balance of the related first-lien mortgage loan, bears to the appraised value of the related mortgaged property at the time such mortgage loan was originated (or if the proceeds of such mortgage loan were used to refinance an existing mortgage, the appraised value based on a recent appraisal).

(2) The weighted average of the Second-Lien Combined Loan-to-Value Ratio of the second-lien mortgage loans is expected to be approximately 85.49%.

                     HOME EQUITY LOAN-TO-VALUE RATIO(1)(2)

                                                                        PERCENTAGE OF
                                                                        CUT-OFF DATE
                                                                          AGGREGATE
                                                                          PRINCIPAL
                                                      CUT-OFF DATE       BALANCE OF
      RANGE OF HOME EQUITY           NUMBER OF          PRINCIPAL         MORTGAGE
      LOAN-TO-VALUE RATIOS         MORTGAGE LOANS        BALANCE            LOANS
      --------------------         --------------    ---------------    -------------
 0.00 - 10.00%...................         72         $  2,102,792.11         0.77%
10.01 - 20.00....................        510           14,604,491.75         5.37
20.01 - 30.00....................        269           12,014,189.75         4.42
30.01 - 40.00....................        137            7,245,009.09         2.66
40.01 - 50.00....................        142            8,733,202.92         3.21
50.01 - 60.00....................        154           11,025,885.99         4.05
60.01 - 70.00....................        275           22,683,404.74         8.34
70.01 - 75.00....................        330           28,325,073.74        10.41
75.01 - 80.00....................        902           82,545,246.15        30.36
80.01 - 85.00....................        395           34,666,335.72        12.74
85.01 - 90.00....................        452           48,069,718.27        17.67
                                       -----         ---------------       ------
          Total..................      3,638         $272,015,350.23       100.00%
                                       =====         ===============       ======

-------------------------
(1) The "Home Equity Loan-to-Value Ratio" of a mortgage loan is the ratio (expressed as a percentage) that the original principal balance of such mortgage loan bears to the appraised value (or, with respect to approximately 13.36% of the mortgage loans, the lesser of (a) the appraised value or (b) the selling price) of the related mortgaged property at the time such mortgage loan was originated (or if the proceeds of such mortgage loan were used to refinance an existing mortgage, the appraised value based on a recent appraisal).

(2) The weighted average of the Home Equity Loan-to-Value Ratios of the mortgage loans is expected to be approximately 70.69%. The weighted average of the Home Equity Loan-to-Value Ratios for the first-lien mortgage loans and the second-lien mortgage loans is expected to be approximately 77.34% and 23.96%, respectively.

                          HOME EQUITY LOAN RATIO(1)(2)
                        (FOR SECOND-LIEN MORTGAGE LOANS)

                                                                         PERCENTAGE OF
                                                                         CUT-OFF DATE
                                                                      AGGREGATE PRINCIPAL
                                                                          BALANCE OF
                                 NUMBER OF                                 MORTGAGE
                               MORTGAGE LOANS                             LOANS IN A
    RANGE OF HOME EQUITY        IN A SECOND-       CUT-OFF DATE           SECOND-LIEN
         LOAN RATIOS           LIEN POSITION     PRINCIPAL BALANCE         POSITION
    --------------------       --------------    -----------------    -------------------
  0.00 - 10.00%..............        29           $   699,410.74              2.06%
 10.01 - 20.00...............       411            11,323,920.32             33.38
 20.01 - 30.00...............       273            10,467,981.76             30.85
 30.01 - 40.00...............       107             5,395,032.14             15.90
 40.01 - 50.00...............        45             2,860,884.43              8.43
 50.01 - 60.00...............        28             1,595,179.36              4.70
 60.01 - 70.00...............         8               271,702.51              0.80
 70.01 - 75.00...............         1                70,333.79              0.21
 75.01 - 80.00...............         2                82,474.10              0.24
 80.01 - 85.00...............         2               135,988.98              0.40
 85.01 - 90.00...............         3               319,663.72              0.94
 90.01 and above.............        11               705,419.82              2.08
                                    ---           --------------            ------
          Total..............       920           $33,927,991.67            100.00%
                                    ===           ==============            ======

-------------------------
(1) The "Home Equity Loan Ratio" of a second-lien mortgage loan is the ratio (expressed as a percentage) that the original principal balance of such mortgage loan bears to the total of the original principal balance of such mortgage loan plus the outstanding amount of the related first-lien mortgage loan at the time such mortgage loan was originated.

(2) The weighted average of the Home Equity Loan Ratios of the second-lien mortgage loans is expected to be approximately 29.31%.

                                   LOAN TYPE

                                                                          PERCENTAGE OF
                                                                          CUT-OFF DATE
                                                                            AGGREGATE
                                     NUMBER OF         CUT-OFF DATE         PRINCIPAL
              TYPE                 MORTGAGE LOANS    PRINCIPAL BALANCE       BALANCE
              ----                 --------------    -----------------    -------------
Balloon..........................      1,003          $ 98,127,875.23         36.07%
Fully amortizing.................      2,635           173,887,475.00         63.93
                                       -----          ---------------        ------
          Total..................      3,638          $272,015,350.23        100.00%
                                       =====          ===============        ======

           MONTHS REMAINING TO STATED MATURITY AS OF THE CUT-OFF DATE
                              (FOR BALLOON LOANS)

                                                                          PERCENTAGE OF
                                                                          CUT-OFF DATE
       NUMBER OF MONTHS                                                     AGGREGATE
         REMAINING TO                                                       PRINCIPAL
       STATED MATURITY          NUMBER OF BALLOON      CUT-OFF DATE        BALANCE OF
      AS OF CUT-OFF DATE         MORTGAGE LOANS      PRINCIPAL BALANCE    BALLOON LOANS
      ------------------        -----------------    -----------------    -------------
156 - 179.....................          700           $67,246,889.56          68.53%
180 - 239.....................          303            30,880,985.67          31.47
                                      -----           --------------         ------
     Total....................        1,003           $98,127,875.23         100.00%
                                      =====           ==============         ======

     The following describes certain delinquency characteristics as of the Cut-off Date of the mortgage loans expected to comprise the mortgage loan pool:

- No more than 0.25% of the mortgage loans (by Principal Balance of all of the mortgage loans) is 30 days or more delinquent in payment as of the Cut-off Date.

- During the 12 months preceding the Cut-off Date, 21 mortgage loans, with an aggregate Principal Balance as of the Cut-off Date of approximately $1,406,355.21 and comprising approximately 0.52% of the mortgage pool (by Principal Balance as of the Cut-off Date), had been delinquent in payment for a period of at least 30 days (but less than 60 days) two or more times, and 5 mortgage loans, with an aggregate Principal Balance as of the Cut-off Date of approximately $208,092.17 and comprising approximately 0.08% of the mortgage pool (by Principal Balance as of the Cut-off Date) had been delinquent in payment for a period of at least 60 days (but less than 90 days) two or more times. See "Delinquency, Foreclosure and Loan Loss Experience of GECMSI's Home Equity Loan Servicing Portfolio" herein.

TERMS OF THE MORTGAGE LOANS

     The mortgage loans accrue interest on a simple interest basis or a self-amortizing basis. Approximately 99.84% of the mortgage loans are expected to be self-amortizing mortgage loans, and approximately 0.16% of the mortgage loans are expected to be simple interest mortgage loans, in each case by Principal Balance as of the Cut-off Date.

     For simple interest mortgage loans, the amount of the loan is amortized over a series of equal monthly payments. Each monthly interest payment is calculated by multiplying the outstanding principal balance of the loan by the stated interest rate. Such product is then multiplied by a fraction, the numerator of which is the number of days elapsed since the preceding payment of interest was made and the denominator of which is either 365 or 360, depending on applicable state law. Payments received on a simple interest mortgage loan are applied first to interest accrued to the date payment is received and second to reduce the unpaid principal balance of the mortgage loan. Accordingly, if a mortgagor makes a payment on the mortgage loan less than 30 days after the previous payment, the interest collected for the period since the preceding payment was made will be less than 30 days' interest, and the amount of principal repaid in such month will be correspondingly greater. Conversely, if a mortgagor makes a payment on the mortgage loan more than 30 days after the previous payment, the interest collected for the period since the preceding payment was made will be greater than 30 days' interest, and the amount of principal repaid in the month will be correspondingly reduced. As a result, based on the payment characteristics of a particular mortgagor, the principal due on the final Due Date of a simple interest mortgage loan may vary from the principal payment that would be made if payments for such mortgage loan were always made on their Due Dates.

     For self-amortizing mortgage loans, interest will be calculated based on a 360-day year of twelve 30-day months. When a full prepayment of principal is made on a self-amortizing mortgage loan during a month, the mortgagor is charged interest only on the days of the month actually elapsed up to the date of such prepayment, at a daily interest rate that is applied to the principal amount of the loan so prepaid. When a partial prepayment of principal is made on a self-amortizing mortgage loan (other than an Early Installment, as defined herein) during a month, the mortgagor generally is not charged interest on the amount of the partial prepayment during the month in which such prepayment is made.

     If a mortgagor pays more than one installment on a simple interest mortgage loan at a time, the regular installment will be treated as described above. However, the entire amount of the additional installment will be treated as a receipt of one or more regular principal payments and applied to reduce the principal balance of the related mortgage loan. Although such mortgagor will not be required to make the next monthly installment, interest will continue to accrue on the principal balance of such mortgage loan, as reduced by the application of the early installment. As a result, when such mortgagor pays the next required installment on a simple interest mortgage loan, such payment may be insufficient to cover the interest that has accrued since the last payment by the mortgagor. Notwithstanding such insufficiency, such mortgage loan would be considered to be current. This situation would continue until the monthly installments are once again sufficient to cover all accrued interest and to reduce the principal balance of such mortgage loan. Depending on the principal balance and interest rate of the related mortgage loan and on the number of installments paid early, there may be extended periods of time during which simple interest mortgage loans in respect of which such additional installments have been made are not amortizing and are considered current.

     The various mortgage loans have different Due Dates throughout each month based on their respective loan closing dates. The monthly Due Date for each mortgage loan is fixed at loan closing, except that all mortgagors who are current in their loan payments have one opportunity during the life of their loans to change their respective monthly Due Dates to a date up to fifteen days later than their respective original Due Dates. GECMSI will service mortgage loans whose Due Dates have been so changed based on the new Due Dates and will require the mortgagors to pay a one-time interest charge, which GECMSI will retain as servicing compensation, for the number of days that the Due Date has been extended. However, GECMSI, as servicer, will advance interest to the trust based on the original payment Due Dates for the life of any mortgage loans that have become subject to a change in Due Date, subject to any determination by it that such an advance is a Nonrecoverable Advance (as defined herein). See "The Pooling and Servicing Agreement -- Advances" herein.

     Borrowers may prepay their loans, in whole or in part, at any time. It is expected that no more than approximately 6.81% of the mortgage loans, by Principal Balance as of the Cut-off Date, required the mortgagor to pay a prepayment premium that had not expired as of the Cut-off Date. Prepayment premiums are generally expected to range from 1% to 9% of the principal amount prepaid and substantially all of the prepayment premiums are scheduled to expire by the end of June 2004.

DESCRIPTION OF THE CERTIFICATES

GENERAL

     The certificates will be issued pursuant to a Pooling and Servicing Agreement (the "Agreement") to be dated as of the Cut-off Date between GECMSI, as depositor of the mortgage loans and servicer, and The First National Bank of Chicago, as Trustee. See the prospectus for important additional information regarding the terms and conditions of the Agreement and the certificates. The certificates will be issued in the classes offered by this prospectus supplement, together with the Class B3, Class B4, Class B5 and Class S Certificates, none of which are offered hereby. The certificates will be issued in the aggregate original principal balance of approximately $272,015,350, subject to a permitted variance such that the aggregate original principal balance of the certificates will not be less than $258,414,582 or greater than $285,616,117. Any such variance will be allocated so as to approximate the material characteristics of the classes of certificates described herein.

     As described below, each class of certificates offered hereby, other than the residual certificates, will be issued in book-entry form. Beneficial interests in these certificates (the "Book-Entry Certificates") will be held by investors through the book-entry facilities of The Depository Trust Company, as described below, in the minimum denominations described in the summary of this prospectus supplement. Notwithstanding the minimum denominations of the certificates described in the summary, one certificate of each class other than the residual certificates may be issued in a lower amount. Notwithstanding the integral multiple requirements described in the summary, one certificate of each class other than the residual certificates may evidence an additional amount equal to the remaining principal balance thereof.

BOOK-ENTRY CERTIFICATES

     Each class of the Book-Entry Certificates will be registered as a single certificate held by a nominee of The Depository Trust Company, which is known as DTC. For purposes of this discussion, the term DTC also refers to any successor depository selected by DTC. GECMSI has been informed by DTC that its nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of the Book-Entry Certificates. Except as described below, no person acquiring a Book-Entry Certificate (each, a "beneficial owner") will be entitled to receive a definitive physical certificate representing such certificate.

     The beneficial owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm, that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC if the beneficial owner's Financial Intermediary is not a DTC participant). Therefore, the beneficial owner must rely on the foregoing procedures to evidence its beneficial ownership of a Book-Entry Certificate. Beneficial ownership of a Book-Entry Certificate may only be transferred by compliance with the procedures of such Financial Intermediaries and participants.

     DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each of its participants in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and its participants as in effect from time to time.

     Distributions of principal of and interest on the Book-Entry Certificates will be made on each Distribution Date by the Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

     As a result, under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

     DTC has advised GECMSI and the Trustee that, unless and until definitive physical certificates are issued, DTC will take any action permitted to be taken by a holder of a certificate under the Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited. DTC may take conflicting actions with respect to other Book-Entry Certificates to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates.

     Definitive physical certificates will be issued to beneficial owners of the related Book-Entry Certificates, or their nominees, rather than to DTC, only if
(a) DTC or GECMSI advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the certificates and GECMSI or the Trustee is unable to locate a qualified successor, (b) GECMSI, at its sole option, elects to terminate the book-entry system through DTC, or (c) after the occurrence of an Event of Default as described in the accompanying prospectus, beneficial owners of the Book-Entry Certificates aggregating not less than 51% of the aggregate voting rights allocated thereto advise the Trustee and DTC through the Financial Intermediaries in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners of the certificates.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of definitive physical certificates. Upon surrender by DTC of the global certificate or certificates representing the certificates and instructions for re-registration, the Trustee will issue definitive physical certificates, and thereafter the Trustee will recognize the holders of such certificates as certificateholders under the Agreement. Following the issuance of definitive physical certificates, distribution of principal and interest on the certificates will be made by the Trustee directly to holders of these certificates in accordance with the procedures set forth in the Agreement.

     The Agreement will provide that, if definitive physical certificates are issued in respect of the Class M, Class B1 or Class B2 Certificates, no transfer of such a certificate may be made unless the Trustee has received (1) a certificate to the effect that the proposed transferee is not an ERISA Plan (as defined herein) or that the transferee is an insurance company investing assets of its general account and the exemption provided by Section III(a) of the Department of Labor Prohibited Transaction Class Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995), applies to such transferee's acquisition and holding of such certificate or (2) an opinion of counsel relating to such transfer in form and substance satisfactory to the Trustee and GECMSI. See "ERISA Considerations" herein.

NON-BOOK-ENTRY CERTIFICATES

     The residual certificates (the "Non-Book-Entry Certificates") will be issued in fully-registered, certificated form. The Non-Book-Entry Certificates will be transferable and exchangeable on a certificate register to be maintained at the corporate trust office in the city in which the Trustee is located or such other office or agency maintained for such purposes by the Trustee in New York City. Under the Agreement, the Trustee will initially be appointed as the certificate registrar. No service charge will be made for any registration of transfer or exchange of the residual certificates, but payment of a sum sufficient to cover any tax or other governmental charge may be required by the Trustee. The residual certificates will be subject to certain restrictions on transfer. See "-- Restrictions on Transfer of the Residual Certificates" herein.

     Distributions of principal and interest, if any, on each Distribution Date on the Non-Book-Entry Certificates will be made to the persons in whose names such certificates are registered at the close of business on the last business day of the month immediately preceding the month of such Distribution Date (the "Record Date"). Distributions will be made by check or money order mailed to the person entitled thereto at the address appearing in the certificate register or, upon written request by the certificateholder to the Trustee, by wire transfer to a United States depository institution designated by such certificateholder and acceptable to the Trustee or by such other means of payment as such certificateholder and the Trustee may agree; provided, however, that the final distribution in retirement of the Non-Book-Entry Certificates will be made only upon presentation and surrender of such certificates at the office or agency of the Trustee specified in the notice to the holders thereof of such final distribution.

AVAILABLE FUNDS

     The amount of funds ("Available Funds") in respect of the mortgage pool that will be available for distribution to holders of the certificates on each Distribution Date is described in the accompanying prospectus under "Servicing of the Mortgage Loans -- Loan Payment Record," except as described below.

     The portion of Available Funds for any Distribution Date representing payments received on account of principal of the mortgage loans is the "Available Principal Funds," and the portion of Available Funds for any Distribution Date representing payments received on account of interest on the mortgage loans is the "Available Interest Funds."

     Notwithstanding the foregoing:

     - any Simple Interest Payment (as defined herein) or any advance by GECMSI in respect of delinquent interest payments on a mortgage loan as described herein relating to a Distribution Date will be included in the Available Interest Funds for that Distribution Date;

     - any Nonrecoverable Advances (as defined herein) reimbursed to GECMSI will be deducted from Available Interest Funds; and

     - the Available Principal Funds for any Distribution Date will include principal payments in respect of the mortgage loans that are actually received by GECMSI as servicer during the calendar month immediately preceding that Distribution Date, except that principal prepayments in full with respect to any mortgage loan will be included in the Available Principal Funds as provided under "Servicing of the Mortgage
       Loans -- Loan Payment Record" in the prospectus.

DISTRIBUTIONS ON THE CERTIFICATES

Interest

     Interest on the certificates will be distributed monthly on the 25(th) day of each month or, if such 25(th) day is not a business day, on the succeeding business day (each, a "Distribution Date") commencing in July 1999 in an aggregate amount equal to the Available Interest Funds for such Distribution Date. On each Distribution Date, the Available Interest Funds will be distributed in the following order of priority among the certificates:

          first, pro rata to the classes of senior certificates other than the residual certificates, the Accrued Certificate Interest on each such class of certificates for such Distribution Date, less the applicable Interest Percentage of any Unpaid Net Simple Interest Shortfall, any shortfall in available amounts being allocated among such classes in proportion to the amount of Accrued Certificate Interest otherwise distributable thereon;

          second, pro rata to the classes of senior certificates other than the residual certificates, any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates (including any related Unpaid Net Simple Shortfalls previously allocated to such classes), to the extent of remaining Available Interest Funds, any shortfall in available amounts being allocated among such classes in proportion to the amount of such Accrued Certificate Interest remaining undistributed for each class for such Distribution Date;

          third, to the Class M Certificates, to the extent of remaining Available Interest Funds, in the following order: (a) the Accrued Certificate Interest thereon for such Distribution Date (less the applicable Interest Percentage of any Unpaid Net Simple Interest Shortfall) and (b) any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates (including any related Unpaid Net Simple Interest Shortfall previously allocated to such class);

          fourth, to the Class B1 Certificates, to the extent of remaining Available Interest Funds, in the following order: (a) the Accrued Certificate Interest thereon for such Distribution Date (less the applicable Interest Percentage of any Unpaid Net Simple Interest Shortfall) and (b) any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates (including any related Unpaid Net Simple Interest Shortfall previously allocated to such class);

          fifth, to the Class B2 Certificates, to the extent of remaining Available Interest Funds, in the following order: (a) the Accrued Certificate Interest thereon for such Distribution Date (less the applicable Interest Percentage of any Unpaid Net Simple Interest Shortfall) and (b) any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates (including any related Unpaid Net Simple Interest Shortfall previously allocated to such class); and
          sixth, sequentially, to the Class B3, Class B4 and Class B5 Certificates, to the extent of remaining Available Interest Funds, in the following order: (a) the Accrued Certificate Interest thereon for such Distribution Date (less the applicable Interest Percentage of any Unpaid Net Simple Interest Shortfall) and (b) any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates (including any related Unpaid Net Simple Interest Shortfall previously allocated to such class).

     Interest will accrue on the certificates offered hereby, other than the residual certificates, at the respective interest rates set forth in the summary of this prospectus supplement or described below during each one-month period ending on the last day of the month preceding the month in which each Distribution Date occurs (each, an "Interest Accrual Period"). Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Interest will accrue on the Class A5, Class M and Class B1 Certificates during the initial Interest Accrual Period at an interest rate of 7.510%, 7.560% and 7.905% per annum, respectively, and during each subsequent Interest Accrual Period at an interest rate equal to the lesser of (1) 7.510%, 7.560% and 7.905% per annum, respectively, and (2) the Weighted Average Net Mortgage Rate for the related Interest Accrual Period. Interest will accrue on the Class B2, Class B3, Class B4 and Class B5 Certificates at the Weighted Average Net Mortgage Rate during each Interest Accrual Period.

     Interest will accrue on the Class S Certificates during each Interest Accrual Period at a per annum interest rate equal to the Weighted Average Net Mortgage Rate less the weighted average (by Class Certificate Principal Balance) of the interest rates of the other classes of certificates. The per annum interest rate on the Class S Certificates for the first Interest Accrual Period is expected to be approximately 2.117%.

     As used in this prospectus supplement, the following terms have the meanings set forth below:

     - The "Weighted Average Net Mortgage Rate" for any Interest Accrual Period is the weighted average (by Principal Balance) of the Net Mortgage Rates on the mortgage loans as of the first day of such Interest Accrual Period, as determined by GECMSI as servicer. Any mortgage loans which have been prepaid in full (or, in the case of a mortgage loan master-serviced by GECMSI, of which GECMSI receives notice) on or prior to the fifteenth day of the month in which such Interest Accrual Period occurs will not be included in the above calculation. The Weighted Average Net Mortgage Rate for the first Interest Accrual Period will be the weighted average (by Principal Balance) of the Net Mortgage Rates on the mortgage loans as of the Cut-off Date and is expected to be approximately 9.165% per annum.

     - The "Net Mortgage Rate" of any mortgage loan equals the interest rate of such mortgage loan net of the applicable servicing fee (as defined herein). See "The Pooling and Servicing Agreement -- Servicing Compensation, Compensating Interest and Payment of Expenses" herein.

     - The "Accrued Certificate Interest" for any certificate entitled to distributions of interest for any Distribution Date will equal the interest accrued during the related Interest Accrual Period at the applicable interest rate on the Certificate Principal Balance of such certificate immediately prior to such Distribution Date, less such certificate's share of any Net Interest Shortfall (as defined below), the interest portion of any Excess Losses (as defined herein) through the Cross-Over Date and, after the Cross-Over Date, the interest portion of any Realized Losses including Excess Losses.

     - The "Certificate Principal Balance" of any certificate as of any Distribution Date will equal such certificate's principal balance on the date of the initial issuance of the certificates as reduced, but not below zero, by:

        -- all amounts distributed on previous Distribution Dates on such certificate on account of principal;

        -- the principal portion of all Realized Losses previously allocated to such certificate; and

        -- in the case of the junior certificates, such certificate's pro rata share, if any, of the Junior Certificate Writedown Amount (as defined below) for previous Distribution Dates.

     - The "Class Certificate Principal Balance" of a class as of any Distribution Date will equal the aggregate Certificate Principal Balances of all the certificates of that class on such Distribution Date.

     - As of any Distribution Date, the "Junior Certificate Writedown Amount" will equal the amount by which (1) the sum of the Class Certificate Principal Balances of all the certificates, after giving effect to the distribution of principal and the application of Realized Losses in reduction of the Certificate Principal Balances of the certificates on such Distribution Date, exceeds (2) the aggregate Principal Balance of the mortgage loans on the first day of the month of such Distribution Date less any Deficient Valuations (as defined herein) occurring on or prior to the Bankruptcy Coverage Termination Date (as defined herein).

     - The aggregate "Notional Principal Balance" of the Class S Certificates as of any Distribution Date will equal the aggregate Principal Balance of the mortgage loans with respect to such Distribution Date.

     - The "Interest Percentage" is, with respect to any class of certificates and any Distribution Date, the ratio (expressed as a decimal carried to six places) of the Accrued Certificate Interest for such class to the Accrued Certificate Interest for all classes, in each case with respect to such Distribution Date.

     - The "Net Simple Interest Shortfall" for any Distribution Date will be equal to the excess, if any, of (1) 30 days' interest at the weighted average of the Net Mortgage Rates of the simple interest mortgage loans as of the first day of the applicable Interest Accrual Period, as determined by GECMSI, as servicer, on an amount equal to the aggregate Principal Balance of the simple interest mortgage loans with respect to such Distribution Date, calculated on the basis of a 360-day year consisting of twelve 30-day months, over (2) the amount of interest received by GECMSI as servicer in the month preceding the month in which such Distribution Date occurs in respect of such simple interest mortgage loans, net of the related servicing fees.

     - The "Net Simple Interest Excess" for any Distribution Date will be the excess, if any, of the amount described in clause (2) of the preceding sentence over the amount described in clause (1) of the preceding sentence. For this purpose, the amount of interest received in respect of the simple interest mortgage loans in any month shall be deemed (a) to include any advances of interest made by GECMSI as servicer in such month in respect of such simple interest mortgage loans, and (b) to be reduced by any amounts paid to GECMSI as servicer in such month in reimbursement of advances previously made by GECMSI in respect of such simple interest mortgage loans (including simple interest mortgage loans that, at the time of reimbursement, are no longer part of the trust).

     - The "Unpaid Net Simple Interest Shortfall" for any Distribution Date will be equal to the excess, if any, of (1) any Net Simple Interest Shortfall for such Distribution Date, over (2) any Simple Interest Payment (as defined under "The Pooling and Servicing Agreement -- Simple Interest Payments" herein) for such Distribution Date.

     - With respect to any Distribution Date, the "Net Interest Shortfall" will equal the excess of the aggregate Interest Shortfalls with respect to such Distribution Date over the Compensating Interest Payment (as defined under "The Pooling and Servicing Agreement -- Servicing Compensation, Compensating Interest and Payment of Expenses" herein), if any, for such Distribution Date.

     - With respect to any Distribution Date, an "Interest Shortfall" in respect of a self-amortizing mortgage loan will result from (1) any voluntary prepayment of principal in full on such mortgage loan received from the sixteenth day (or, in the case of the first Distribution Date, from the Cut-off Date) through the last day of the month preceding such Distribution Date and (2) any partial prepayment of principal on such self-amortizing mortgage loan (other than an Early Installment) by the mortgagor during the month preceding such Distribution Date. With respect to any Distribution Date, an "Interest Shortfall" in respect of either a self-amortizing mortgage loan or a simple interest mortgage loan will result from a reduction in the interest rate on such mortgage loan due to the application of the Soldiers' and Sailors' Civil Relief Act of 1940 whereby, in general, members of the Armed Forces who entered into mortgages prior to the commencement of military service may have the interest rates on those mortgage loans reduced for the duration of their active military service. See "Certain Legal Aspects of the Mortgage
       Loans -- Soldiers' and Sailors' Civil Relief Act" in the Prospectus.

     As to any Distribution Date and any self-amortizing mortgage loan with respect to which a prepayment in full has occurred as described above, the resulting "Interest Shortfall" generally will equal the difference between one month's interest at the Net Mortgage Rate on the Principal Balance of such mortgage loan, and the amount of interest at the Net Mortgage Rate actually received with respect to such mortgage loan. In the case of a partial prepayment in respect of a self-amortizing mortgage loan (other than an Early Installment), the resulting "Interest Shortfall" will equal one month's interest at the applicable Net Mortgage Rate on the amount of such prepayment.

     Any Net Interest Shortfall, the interest portion of any Excess Losses through the Cross-Over Date and, after the Cross-Over Date, the interest portion of any Realized Losses (see "-- Allocation of Realized Losses on the Certificates" below) will, on each Distribution Date, be allocated among all the outstanding certificates entitled to distributions of interest in proportion to the amount of Accrued Certificate Interest that would have been allocated thereto in the absence of such shortfall and losses.

     The interest portion of any Realized Losses (other than Excess Losses) occurring prior to the Cross-Over Date will not be allocated among any certificates, but will reduce the amount of Available Interest Funds on the related Distribution Date. As a result of the subordination of the junior certificates in right of distribution, such losses will be borne first by the outstanding junior certificates in inverse order of priority.

     If the Available Interest Funds are insufficient on any Distribution Date to distribute the aggregate Accrued Certificate Interest on the senior certificates entitled to distributions of interest (after taking into account any related Unpaid Net Simple Interest Shortfall), any shortfall in available amounts will be allocated among such classes of senior certificates in proportion to the amounts of Accrued Certificate Interest otherwise distributable thereon. The amount of any such undistributed Accrued Certificate Interest (including any related Unpaid Net Simple Interest Shortfalls) will be added to the amount of interest to be distributed on the senior certificates on subsequent Distribution Dates in accordance with priority second under "-- Interest" above. No interest will accrue on any Accrued Certificate Interest remaining undistributed from previous Distribution Dates.

Principal

     Principal on the certificates will be distributed monthly on each Distribution Date commencing in July 1999 in an aggregate amount equal to the Available Principal Funds for such Distribution Date.

     On each Distribution Date, the Senior Principal Distribution Amount will be distributed to the senior certificates (other than the Class S Certificates), in reduction of the Class Certificate Principal Balances thereof in the following order of priority:

          (a) to the Class A6 Certificates, the Class A6 Principal Distribution Amount (as defined below), if any, for such Distribution Date, until the Class Certificate Principal Balance thereof has been reduced to zero; and

          (b) to the other senior certificates, an amount equal to the Senior Principal Distribution Amount for such Distribution Date less the Class A6 Principal Distribution Amount, if any, for such date, in the following order of priority:

             (1) pro rata, to the Class R1 and Class R2 Certificates, until the Class Certificate Principal Balances thereof have each been reduced to zero;

             (2) to the Class A1 Certificates, until the Class Certificate Principal Balance thereof has been reduced to zero;

             (3) to the Class A2 Certificates, until the Class Certificate Principal Balance thereof has been reduced to zero;

             (4) to the Class A3 Certificates, until the Class Certificate Principal Balance thereof has been reduced to zero;

             (5) to the Class A4 Certificates, until the Class Certificate Principal Balance thereof has been reduced to zero; and

             (6) to the Class A5 Certificates, until the Class Certificate Principal Balance thereof has been reduced to zero.

     On each Distribution Date after the Distribution Date on which the respective Class Certificate Principal Balances of the junior certificates are reduced to zero (the "Cross-Over Date"), distributions of principal on the outstanding senior certificates entitled to distributions of principal will be made pro rata among all such certificates, regardless of the allocation, or sequential nature, of principal payments described in the preceding paragraph. The Class A6 Certificates will receive no distributions of principal during the first three years after the Cut-off Date, except as otherwise described herein on the earlier of the Senior Transition Date (as defined herein) and the Cross-Over Date.

     On each Distribution Date, each class of junior certificates will be entitled to receive its Allocable Share (as defined herein) for such Distribution Date.

     The "Senior Principal Distribution Amount" with respect to each Distribution Date will be an amount equal to the sum of:

     (1) the Senior Percentage (as defined below) of all payments of principal actually received by GECMSI on each mortgage loan in the calendar month preceding the month in which the Distribution Date occurs (including the principal portion of any Early Installment), other than those payments of principal described in clauses (2) through (5) below;

     (2) the Senior Prepayment Percentage (as defined below) of the Principal Balance of each mortgage loan which was the subject of a prepayment in full received by GECMSI (or, in the case of a mortgage loan master-serviced by GECMSI, of which GECMSI receives notice) during the applicable Prepayment Period (as defined below);

     (3) the Senior Prepayment Percentage of all partial prepayments of principal received with respect to self-amortizing mortgage loans, other than Early Installments, during the related Prepayment Period;

     (4) the Senior Prepayment Percentage of the sum of (a) the net liquidation proceeds allocable to principal on each mortgage loan which became a Liquidated Mortgage Loan during the related Prepayment Period, other than mortgage loans described in clause (b), and (b) the principal balance of each mortgage loan that was purchased by a private mortgage insurer during the related Prepayment Period as an alternative to paying a claim under the related insurance policy; and

     (5) the Senior Prepayment Percentage of the sum of (a) the Principal Balance of each mortgage loan which was repurchased by GECMSI in connection with such Distribution Date and (b) the difference, if any, between the Principal Balance of a mortgage loan that has been replaced by GECMSI with a substitute mortgage loan under to the Agreement in connection with such Distribution Date and the Principal Balance of such substitute mortgage loan.

     With respect to any mortgage loan that was the subject of a voluntary prepayment in full and any Distribution Date, the "Prepayment Period" is the period from the sixteenth day of the month preceding the month of such Distribution Date (or, in the case of the first Distribution Date, from the Cut-off Date) through the fifteenth day of the month of such Distribution Date. With respect to any other unscheduled prepayment of principal of any mortgage loan and any Distribution Date, the "Prepayment Period" is the month preceding the month of such Distribution Date.

     The "Senior Percentage" on any Distribution Date will equal the lesser of 100% and the percentage (carried to six places rounded up) obtained by dividing the aggregate Certificate Principal Balances of all the senior certificates immediately preceding such Distribution Date by the aggregate Certificate Principal Balances of all the certificates immediately preceding such Distribution Date. The initial Senior Percentage is expected to be approximately 84.50%.

     The "Senior Prepayment Percentage" on any Distribution Date occurring during the periods set forth below will be as follows:

      PERIOD (DATES INCLUSIVE)               SENIOR PREPAYMENT PERCENTAGE
      ------------------------               ----------------------------
July 1999 - June 2004................    100%
July 2004 - June 2005................    Senior Percentage plus 70% of the
                                         Junior Percentage
July 2005 - June 2006................    Senior Percentage plus 60% of the
                                         Junior Percentage
July 2006 - June 2007................    Senior Percentage plus 40% of the
                                         Junior Percentage
July 2007 - June 2008................    Senior Percentage plus 20% of the
                                         Junior Percentage
July 2008 and thereafter.............    Senior Percentage

     Notwithstanding the foregoing, if the Senior Percentage on any Distribution Date exceeds the initial Senior Percentage, the Senior Prepayment Percentage for such Distribution Date will equal 100%.

     In addition, the reduction of the Senior Prepayment Percentage below the level in effect for the most recent prior period specified in the table above shall be effective on any Distribution Date only if, as of the last day of the month preceding such Distribution Date:

          (1) the aggregate Principal Balance of mortgage loans delinquent 60 days or more (including for this purpose any mortgage loans in foreclosure and mortgage loans with respect to which the related mortgaged property has been acquired by the trust) does not exceed 50% of the aggregate Class Certificate Principal Balance of the junior certificates as of such date; and

          (2) cumulative Realized Losses do not exceed:

             (a) 30% of the aggregate Class Certificate Principal Balance of the junior certificates as of the date of issuance of the certificates (the "Original Junior Principal Balance") if such Distribution Date occurs between and including July 2004 and June 2005;

             (b) 35% of the Original Junior Principal Balance if such Distribution Date occurs between and including July 2005 and June 2006;

             (c) 40% of the Original Junior Principal Balance if such Distribution Date occurs between and including July 2006 and June 2007;

             (d) 45% of the Original Junior Principal Balance if such Distribution Date occurs between and including July 2007 and June 2008; and

             (e) 50% of the Original Junior Principal Balance if such Distribution Date occurs during or after July 2008 (such limitation being the "Senior Prepayment Percentage Stepdown Limitation").

     The "Class A6 Principal Distribution Amount" with respect to any Distribution Date will be an amount, not to exceed the Senior Principal Distribution Amount, equal to the product of (a) the Senior Principal Distribution Amount for such Distribution Date, (b) the Class A6 Certificate Percentage for such Distribution Date and (c) the Class A6 Distribution Percentage for such Distribution Date; provided that on the Distribution Date on which the Class Certificate Principal Balances of the other senior certificates are reduced to zero (the "Senior Transition Date"), the Class A6 Principal Distribution

Amount will be equal to the remaining Senior Principal Distribution Amount for such Distribution Date after distributions of principal on the other senior certificates.

     The "Class A6 Certificate Percentage" with respect to any Distribution Date is the percentage obtained by dividing (a) the Class Certificate Principal Balance of the Class A6 Certificates immediately preceding such Distribution Date by (b) the aggregate Certificate Principal Balance of all the senior certificates immediately preceding such Distribution Date.

     The "Class A6 Distribution Percentage" for any Distribution Date occurring during the periods set forth below will be as follows:

                                                                    CLASS A6
                  PERIOD (DATES INCLUSIVE)                   DISTRIBUTION PERCENTAGE
                  ------------------------                   -----------------------
July 1999 - June 2002.......................................             0%
July 2002 - June 2004.......................................            45%
July 2004 - June 2005.......................................            80%
July 2005 - June 2006.......................................           100%
July 2006 and thereafter....................................           300%

provided that on any Distribution Date following the Senior Transition Date, the Class A6 Distribution Percentage will equal 100% for such Distribution Date.

     The "Junior Percentage" on any Distribution Date will equal 100% minus the Senior Percentage. The "Junior Prepayment Percentage" will equal 100% minus the Senior Prepayment Percentage, except that on any Distribution Date after the respective Class Certificate Principal Balances of the senior certificates have each been reduced to zero (the "Final Senior Distribution Date"), the Junior Prepayment Percentage will equal 100%. The initial Junior Percentage is expected to be approximately 15.50%.

     The "Junior Principal Distribution Amount" with respect to each Distribution Date will be an amount equal to the sum of:

     (1) the Junior Percentage of all payments of principal actually received by GECMSI on each outstanding mortgage loan in the calendar month preceding the month in which the Distribution Date occurs, including the principal portion of any Early Installment, other than those payments described in clauses (2) through (5) below;

     (2) the Junior Prepayment Percentage of the Principal Balance of each mortgage loan which was the subject of a prepayment in full received by GECMSI (or, in the case of a mortgage loan master-serviced by GECMSI, of which GECMSI receives notice) during the applicable Prepayment Period;

     (3) the Junior Prepayment Percentage of all partial prepayments of principal received with respect to self-amortizing mortgage loans, other than Early Installments, during the related Prepayment Period;

     (4) the Junior Prepayment Percentage of the sum of (a) the net liquidation proceeds allocable to principal received during the related Prepayment Period in respect of each Liquidated Mortgage Loan, other than mortgage loans described in clause (b), and (b) the Principal Balance of each mortgage loan that was purchased by a private mortgage insurer during the related Prepayment Period as an alternative to paying a claim under the related insurance policy; and

     (5) the Junior Prepayment Percentage of the sum of (a) the Principal Balance of each mortgage loan which was repurchased by GECMSI in connection with such Distribution Date and (b) the difference, if any, between the Principal Balance of a mortgage loan that has been replaced by GECMSI with a substitute mortgage loan under the Agreement in connection with such Distribution Date and the Principal Balance of such substitute mortgage loan.

     The "Allocable Share" with respect to any class of junior certificates on any Distribution Date will generally equal such class's pro rata share (based on the Class Certificate Principal Balance of each class entitled thereto) of each of the components of the Junior Principal Distribution Amount described above; provided, that, except as described in the second succeeding sentence, no Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate (together, the "Class B Certificates") shall be entitled on any Distribution Date to receive distributions pursuant to clauses (2), (3) and (5) of the definition of Junior Principal Distribution Amount unless the Class Prepayment Distribution Trigger for the related class is satisfied for such Distribution Date.

     The "Class Prepayment Distribution Trigger" for a class of Class B Certificates for any Distribution Date is satisfied if the fraction (expressed as a percentage), the numerator of which is the aggregate Class Certificate Principal Balance of such class and each class subordinate thereto, if any, and the denominator of which is the principal balance of the mortgage loan pool with respect to such Distribution Date, equals or exceeds such percentage calculated as of the date of issuance of the certificates. If, on any Distribution Date, the Class Certificate Principal Balance of the Class M Certificates or of any class of Class B Certificates for which the related Class Prepayment Distribution Trigger was satisfied on such Distribution Date is reduced to zero, any amounts distributable to such class under clauses (2), (3) and (5) of the definition of Junior Principal Distribution Amount, to the extent of such class's remaining Allocable Share, shall be distributed to the remaining classes of junior certificates in reduction of their respective Class Certificate Principal Balances in order of priority. If the Class Prepayment Distribution Trigger is not satisfied for any class of Class B Certificates on any Distribution Date, this may have the effect of accelerating the amortization of more senior ranking classes of junior certificates because the amount otherwise distributable to such class under clauses (2), (3) and (5) of the definition of Junior Principal Distribution Amount will be distributable among the outstanding Class M Certificates and each class of the Class B Certificates as to which the related Class Prepayment Distribution Trigger has been satisfied on a pro rata basis.

Example of Distributions

     For an example of hypothetical distributions on the certificates for a particular Distribution Date, see "Description of the Certificates -- Example of Distributions" in the accompanying prospectus.

ALLOCATION OF REALIZED LOSSES ON THE CERTIFICATES

     A "Realized Loss" is

     - as to any Liquidated Mortgage Loan (as defined below), the unpaid principal balance thereof plus accrued and unpaid interest thereon at the Net Mortgage Rate through the last day of the month of liquidation, less the net proceeds from the liquidation of, and any insurance proceeds from, such mortgage loan and the related mortgaged property.

     - as to any mortgage loan, a Deficient Valuation (as defined below).

     A "Liquidated Mortgage Loan" is any defaulted mortgage loan as to which GECMSI has determined that all amounts which it expects to recover from or on account of such mortgage loan have been recovered.

     A Deficient Valuation may result from the personal bankruptcy of a mortgagor if the bankruptcy court establishes the value of the mortgaged property at an amount less than the then outstanding principal balance of the mortgage loan secured by such mortgaged property and reduces the secured debt to such value. In such case, the trust, as the holder of such mortgage loan, would become an unsecured creditor to the extent of the difference between the outstanding principal balance of such mortgage loan and such reduced secured debt (such difference, a "Deficient Valuation").

     An "Excess Loss" is any Deficient Valuation, Fraud Loss or Special Hazard Loss (each a type of Realized Loss) occurring after, respectively, the Bankruptcy Coverage Termination Date, Fraud Coverage Termination Date or Special Hazard Termination Date, each as defined below.

     A "Non-Excess Realized Loss" is any Realized Loss other than an Excess
Loss.

     A "Fraud Loss" is any Realized Loss attributable to fraud in the origination of the related mortgage loan.

     A "Special Hazard Loss" is a Realized Loss attributable to damage or a direct physical loss suffered by a mortgaged property -- including any Realized Loss due to the presence or suspected presence of hazardous wastes or substances on a mortgaged property -- other than any such damage or loss covered by a hazard policy or a flood insurance policy required to be maintained in respect of such mortgaged property under the Agreement or any loss due to normal wear and tear or certain other causes.

  Losses Allocable to Certificates

     Prior to the Cross-Over Date (and on such date under certain circumstances), the principal portion of any Non-Excess Realized Loss will be allocated among the outstanding classes of junior certificates, in inverse order of priority, until the Class Certificate Principal Balance of each such class has been reduced to zero (i.e., Non-Excess Realized Losses will be allocated first to the Class B5 Certificates while such certificates are outstanding, second to the Class B4 Certificates, and so on). Fraud Losses, Special Hazard Losses and Deficient Valuations occurring prior to the Fraud Coverage Termination Date, Special Hazard Termination Date and Bankruptcy Coverage Termination Date, respectively, will be allocated to the junior certificates in the manner described in the preceding sentence.

     Commencing on the Cross-Over Date, the principal portion of any Realized Loss will be allocated among the outstanding classes of senior certificates entitled to principal distributions pro rata based upon their Class Certificate Principal Balances.

     As indicated above, Fraud Losses, Special Hazard Losses and Deficient Valuations occurring after the Fraud Coverage Termination Date, Special Hazard Termination Date and Bankruptcy Coverage Termination Date, respectively, will be Excess Losses. The principal portion of any Excess Loss on a mortgage loan for any Distribution Date (whether occurring before, on or after the Cross-Over
Date) will be allocated pro rata among all outstanding classes of certificates entitled to principal distributions based on their Class Certificate Principal Balances.

     Fraud Coverage Termination Date. The "Fraud Coverage Termination Date" is the Distribution Date upon which the Fraud Loss Amount has been reduced to zero or a negative number (or the Cross-Over Date, if earlier). Upon the initial issuance of the certificates, the "Fraud Loss Amount" will equal approximately $5,440,307 (approximately 2.00% of the aggregate Principal Balances of the mortgage loans as of the Cut-off Date). As of any Distribution Date prior to the first anniversary of the Cut-off Date, the Fraud Loss Amount will equal approximately $5,440,307, minus the aggregate amount of Fraud Losses that would have been allocated to the junior certificates in the absence of the Loss Allocation Limitation since the Cut-off Date. As of any Distribution Date from the first to the fourth anniversaries of the Cut-off Date, the Fraud Loss Amount will equal
(1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and (b) 1% of the aggregate outstanding principal balance of all of the mortgage loans as of the most recent anniversary of the Cut-off Date minus (2) the Fraud Losses that would have been allocated to the junior certificates in the absence of the Loss Allocation Limitation since the most recent anniversary of the Cut-off Date. After the fourth anniversary of the Cut-off Date, the Fraud Loss Amount shall be zero.

     Special Hazard Termination Date. The "Special Hazard Termination Date" is the Distribution Date upon which the Special Hazard Loss Amount has been reduced to zero or a negative number (or the Cross-Over Date, if earlier). Upon the initial issuance of the certificates, the "Special Hazard Loss Amount" will equal approximately $2,720,154 (approximately 1.00% of the aggregate Scheduled Principal Balances of the mortgage loans as of the Cut-off Date). As of any Distribution Date, the Special Hazard Loss Amount will equal approximately $2,720,154 minus the sum of (1) the aggregate amount of Special Hazard Losses that would have been previously allocated to the junior certificates in the absence of the Loss Allocation Limitation and (2) the Adjustment Amount. For each anniversary of the Cut-off Date, the "Adjustment Amount" shall be equal to the amount, if any, by which the Special Hazard Loss Amount (without giving effect to the deduction of the Adjustment Amount for such anniversary) exceeds the lesser of:

          (a) an amount calculated by GECMSI and approved by each of Fitch and Moody's (each as defined herein), which amount shall not be less than $500,000; and

          (b) the greater of (x) 1% (or if greater than 1%, the highest percentage of mortgage loans by principal balance secured by mortgaged properties in any California zip code) of the outstanding principal balance of all the mortgage loans on the Distribution Date immediately preceding such anniversary and (y) twice the outstanding principal balance of the mortgage loan which has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary.

     Bankruptcy Coverage Termination Date. The "Bankruptcy Coverage Termination Date" is the Distribution Date upon which the Bankruptcy Loss Amount has been reduced to zero or a negative number (or the Cross-Over Date, if earlier). On each Distribution Date, the "Bankruptcy Loss Amount" will equal approximately $50,000 (approximately 0.02% of the aggregate Principal Balances of the mortgage loans as of the Cut-off Date), subject to reduction as described in the Agreement, minus the aggregate amount of previous Deficient Valuations. The Bankruptcy Loss Amount and the manner of reduction thereof described in the Agreement may be reduced or modified upon written confirmation from Fitch and Moody's that such reduction or modification will not adversely affect the then current ratings of the senior certificates by Fitch and Moody's. Such reduction may adversely affect the coverage provided by subordination with respect to Deficient Valuations.

Method of Allocating Realized Losses

     All allocations of Realized Losses to a class of certificates will be accomplished on a Distribution Date by reducing the Class Certificate Principal Balance thereof by the appropriate share of any such losses occurring during the month preceding the month of such Distribution Date and, accordingly, will be taken into account in determining the distributions of principal and interest on such certificates commencing on the following Distribution Date.

     The interest portion of all Realized Losses will be allocated among the outstanding classes of certificates entitled to distributions of interest to the extent described under "-- Distributions on the Certificates -- Interest" above.

     No reduction of the Class Certificate Principal Balance of any class will be made on any Distribution Date on account of any Realized Loss to the extent that such reduction would have the effect of reducing the aggregate Certificate Principal Balance of all of the certificates as of such Distribution Date to an amount less than the aggregate Principal Balance of the mortgage loans as of the first day of the month of such Distribution Date, less any Deficient Valuations occurring on or prior to the Bankruptcy Coverage Termination Date (such limitation being the "Loss Allocation Limitation").

ADDITIONAL RIGHTS OF THE RESIDUAL CERTIFICATEHOLDERS

     In addition to distributions of principal and interest to the holders of the residual certificates as described under "Distributions on the Certificates" in this prospectus supplement:

     (1) The Class R2 Certificates will be entitled to receive:

          (a) the amount, if any, of Available Funds remaining in the upper-tier REMIC on any Distribution Date after distributions of interest and principal are made on the certificates on such date; and

          (b) the proceeds, if any, of the assets of the trust remaining in the upper-tier REMIC after the Class Certificate Principal Balances of all classes of certificates have each been reduced to zero.

     (2) The Class R1 Certificates will be entitled to receive:

          (a) the amount, if any, of Available Funds remaining in the lower-tier REMIC on any Distribution Date after distributions of interest and principal are made on the certificates on such date;

          (b) the proceeds, if any, of the assets of the trust remaining in the lower-tier REMIC after the Class Certificate Principal Balances of all classes of certificates have each been reduced to zero; and

          (c) the amount of any Unanticipated Recoveries received by GECMSI in the calendar month preceding the month of a Distribution Date and not otherwise allocated to other classes of certificates as described in "Servicing of the Mortgage Loans -- Unanticipated Recoveries of Losses on the Mortgages Loans" in the accompanying prospectus.

     It is not anticipated that any material assets will be remaining for such distributions on the residual certificates at any such time. See "Federal Income Tax Consequences -- Residual Certificates" herein.

SUBORDINATION

Priority of Senior Certificates

     As of the date of the initial issuance of the certificates, the aggregate Certificate Principal Balance of the junior certificates will equal approximately 15.50% of the aggregate Certificate Principal Balance of all the classes of certificates. The rights of the holders of the junior certificates to receive interest distributions with respect to the mortgage loans will be subordinate to such rights of the holders of the senior certificates to receive interest distributions to the extent described above. The subordination of the junior certificates is intended:

          (1) to enhance the likelihood of regular receipt by the holders of the senior certificates (to the extent of the subordination of the junior certificates) of the full amount of the monthly distributions of interest allocable to the senior certificates; and

          (2) to afford the holders of the senior certificates (to the extent of the subordination of the junior certificates) protection against Realized Losses, to the extent described above.

If Realized Losses exceed the credit support provided to the senior certificates through subordination, or if Excess Losses occur, all or a portion of such losses will be borne by the senior certificates.

     The protection afforded to the holders of senior certificates by means of the subordination feature will be accomplished by:

          (1) the preferential right of such holders to receive interest distributions prior to any such distributions being made on a Distribution Date in respect of the junior certificates in accordance with the paydown rules specified above under "-- Distributions on the Certificates -- Interest"; and

          (2) the allocation to the junior certificates of the principal portion of any Non-Excess Realized Loss to the extent set forth herein. The allocation of the principal portion of Realized Losses (as set forth herein) to the junior certificates on any Distribution Date will decrease the protection provided to the senior certificates then outstanding on future Distribution Dates by reducing the aggregate Certificate Principal Balance of the junior certificates then outstanding.

     In addition, in order to extend the period during which the junior certificates remain available as credit enhancement for the senior certificates, the entire amount of any prepayment in full or certain other unscheduled recovery of principal as described herein with respect to a mortgage loan and any prepayment in part with respect to a self-amortizing mortgage loan (other than an Early Installment) will be allocated to the senior certificates entitled to principal distributions, as a group, during at least the first five years after the date of initial issuance of the certificates, with such allocation being subject to reduction thereafter as described herein. This allocation has the effect of accelerating the amortization of such senior certificates as a group while, in the absence of losses in respect of the mortgage loans, increasing the percentage interest in the principal balance of the mortgage loans evidenced by the junior certificates. With respect to the senior certificates, such amounts otherwise allocable to the Class A6 Certificates will be allocated to the Class A1, Class A2, Class A3, Class A4, Class A5, Class R1 and Class R2 Certificates during the first three years after the date of initial issuance of the certificates, with such allocation being subject to reduction thereafter as described herein (except as otherwise described herein on or following the Senior Transition Date, and except that such amounts will be allocated pro rata among all the senior certificates entitled to principal distributions after the Cross-Over Date).

     After the payment of interest distributable in respect of the senior certificates on each Distribution Date, the junior certificates will be entitled on such date to the remaining portion, if any, of the Available Interest Funds in an aggregate amount equal to the Accrued Certificate Interest on the junior certificates for such date and any remaining undistributed Accrued Certificate Interest thereon from previous Distribution Dates. Amounts so distributed to junior certificateholders will not be available to cover any delinquencies or any Realized Losses in respect of subsequent Distribution Dates.

Priority Among Junior Certificates

     As of the date of the initial issuance of the certificates, the aggregate Certificate Principal Balance of the Class B3, Class B4 and Class B5 Certificates, all of which are subordinate in right as to respective distributions of interest to the junior certificates offered hereby, will equal approximately 5.50% of the initial aggregate Certificate Principal Balance of all of the certificates and approximately 35.49% of the initial aggregate Certificate Principal Balance of all of the junior certificates. On each Distribution Date, the holders of any particular class of junior certificates, other than the Class B5 Certificates, will have a preferential right to receive the amounts due them in respect of interest on such Distribution Date out of Available Interest Funds prior to any distribution being made on such date on each class of certificates ranking junior to such class. In addition, except as described herein, the principal portion of any Non-Excess Realized Loss with respect to a mortgage loan will be allocated, to the extent set forth herein, in reduction of the Class Certificate Principal Balances of the junior certificates in inverse order of priority of such certificates. The effect of the allocation of such Realized Losses to a class of junior certificates will be to reduce future distributions allocable to such class and increase the relative portion of distributions allocable to more senior classes of certificates.

     In order to maintain the relative levels of subordination among the junior certificates, prepayments in full, prepayments in part with respect to self-amortizing mortgage loans (other than Early Installments) and certain other unscheduled recoveries of principal as described herein in respect of the mortgage loans (which will not be distributable to the junior certificates for at least the first five years after the date of initial issuance of the certificates, except as otherwise described herein on or following the Final Senior Distribution Date) will not be distributable to the holders of any class of Class B Certificates on any Distribution Date for which the related Class Prepayment Distribution Trigger is not satisfied, except as described above. See "-- Distributions on the Certificates -- Principal." If the Class Prepayment Distribution Trigger is not satisfied with respect to any class of Class B Certificates, the amortization of more senior ranking classes of junior certificates may occur more rapidly than would otherwise have been the case and, in the absence of losses in respect of the mortgage loans, the percentage interest in the principal balance of the mortgage loans evidenced by such Class B Certificates may increase.

     As a result of the subordination of any class of certificates, such class of certificates will be more sensitive than more senior ranking classes of certificates the rate of delinquencies and defaults on the mortgage loans, and under certain circumstances investors in such certificates may not recover their initial investment.

RESTRICTIONS ON TRANSFER OF THE RESIDUAL CERTIFICATES

     The residual certificates will be subject to the restrictions on transfer described in the prospectus under "Federal Income Tax Consequences -- REMIC Certificates -- Transfers of Residual Certificates -- Disqualified Organizations," "-- Foreign Investors" and "-- Noneconomic Residual Interests." In addition, the Agreement provides that the residual certificates may not be acquired by an ERISA Plan. The residual certificates will contain a legend describing the foregoing restrictions.

YIELD AND WEIGHTED AVERAGE LIFE CONSIDERATIONS

YIELD

     The effective yield on the certificates will depend upon, among other things, the price at which the certificates are purchased and the rate and timing of payments of principal (including both scheduled and unscheduled payments) of the mortgage loans underlying the certificates.

     You should refer to "Yield, Maturity and Weighted Average Life Considerations" in the prospectus and the text below for a discussion of the factors that could affect the yield of your certificates.

     The entire amount of any principal payment (including scheduled payments and prepayments and other unscheduled recoveries of principal) with respect to a mortgage loan allocable to the senior certificates will be allocated solely to the Class A1, Class A2, Class A3, Class A4, Class A5, Class R1 and Class R2 Certificates during the first three years after the Cut-off Date (with such allocation being subject to reduction thereafter as described herein), except as otherwise described herein on or following the Senior Transition Date, provided that such amounts will be allocated pro rata among all senior certificates other than the Class S Certificates after the Cross-Over Date. This allocation prior to the Senior Transition Date is designed to accelerate the allocation of principal payments and certain other unscheduled recoveries on the mortgage loans to the holders of the Class A1, Class A2, Class A3, Class A4, Class A5, Class R1 and Class R2 Certificates while increasing the percentage interest in the principal balance of the mortgage loans evidenced by the Class A6 Certificates.

     The yields on the certificates other than the residual certificates will be adversely affected if any Unpaid Net Simple Interest Shortfalls occur in respect of the related mortgage loans. See "Description of the Certificates -- Distributions on the Certificates -- Interest" herein.

     The effective yield to holders of the certificates (other than the residual certificates) will be lower than the yield otherwise produced by the applicable interest rates and the applicable purchase prices thereof because, while interest will accrue from the first day of each month, the distribution of such interest will not be made until the 25th day (or if such day is not a business day, the immediately following business day) of the month following the month of accrual. In addition, the effective yield on the certificates (other than the residual certificates) will be affected by any Net Interest Shortfall and the interest portion of certain Realized Losses. See "Description of the Certificates" herein.

THE CLASS A5, CLASS M, CLASS B1, AND CLASS B2 CERTIFICATES

     The interest rate applicable to the Class A5, Class M and Class B1 Certificates on any Distribution Date other than the first Distribution Date will equal the lesser of (a) 7.510%, 7.560% and 7.905% per annum, respectively, and (b) the Weighted Average Net Mortgage Rate on the mortgage loans for the related Interest Accrual Period. The interest rate applicable to the Class B2 Certificates on any Distribution Date other than the first Distribution Date will equal the Weighted Average Net Mortgage Rate on the mortgage loans for the related Interest Accrual Period. As a result, payments of principal (including prepayments) of the mortgage loans having Net Mortgage Rates which exceed the Weighted Average Net Mortgage Rate on the mortgage loans may reduce the interest rate and yield on these certificates. The Net Mortgage Rates of the mortgage loans are expected to range from approximately 6.25% to 13.99% per annum initially, and under certain scenarios it is likely that principal payments will be concentrated among mortgage loans with higher Net Mortgage Rates, thus potentially reducing the certificate interest rate on these certificates. The Weighted Average Net Mortgage Rate on the mortgage loans as of the Cut-off Date is expected to be approximately 9.165% per annum.

PRINCIPAL DISTRIBUTIONS; PREPAYMENTS

     The rate of distribution of principal of the certificates (and the aggregate amount of interest payable on any class of interest-only certificates) will be affected primarily by the amount and timing of principal payments received on or in respect of the mortgage loans. Such principal payments will include scheduled payments and disproportionately high principal payments arising from early payments of monthly installments on simple interest mortgage loans, as well as voluntary prepayments by borrowers (such as, for example, prepayments in full due to refinancings, including refinancings made by GECMSI in the ordinary course of conducting its mortgage banking business, some of which refinancings may be solicited by GECMSI, or prepayments of mortgage loans in connection with biweekly payment programs, participation in which may be solicited by GECMSI) and prepayments resulting from foreclosure, condemnation and other dispositions of the mortgaged properties and from repurchase by GECMSI of any mortgage loan as to which there has been a material breach of warranty or defect in documentation (or deposit of certain amounts in respect of delivery of a substitute mortgage loan therefor). See "Yield, Maturity and Weighted Average Life Considerations" in the prospectus. Mortgagors are permitted to prepay the mortgage loans, in whole or in part, at any time. It is expected that no more than approximately 6.81% of the mortgage loans, by Principal Balance as of the Cut-off Date, required the mortgagor to pay a prepayment premium that had not expired as of the Cut-off Date. Substantially all of the prepayment premiums are scheduled to expire by the end of June 2004. Any prepayment premiums received by GECMSI will be retained as servicing compensation. See "Description of the Mortgage Pool and the Mortgaged Properties -- Terms of the Mortgage Loans."

     GECMSI is are not aware of any publicly available studies relating to the prepayment of home equity mortgage loans substantially similar to the mortgage loans. A number of factors suggest that the prepayment behavior of a pool of closed-end home equity loans may be significantly different from that of a pool of first-priority, one- to four-family, purchase money mortgage loans with equivalent interest rates and maturities, although these factors could give rise to prepayments on home equity loans at either a faster or slower rate than prepayments on first-priority, purchase money mortgage loans. No assurance can be given as to the rate at which prepayments will be made on the mortgage loans. The yields on and the weighted average lives of the certificates will depend in part on the rate of principal payments, including prepayments, received in respect of the mortgage loans.

     Voluntary prepayments in full of principal on the mortgage loans received by GECMSI (or, in the case of mortgage loans master-serviced by GECMSI, of which GECMSI receives notice) from the first day through the fifteenth day of each month

(other than the month of the Cut-off Date) are passed through to the related certificateholders in the month of receipt or payment. See "The Pooling and Servicing Agreement -- Certain Modifications and Refinancings" in the prospectus. Voluntary prepayments of principal in full received from the sixteenth day (or, in the case of the month of the Cut-off Date, from the Cut-off Date) through the last day of each month, and all voluntary partial prepayments of principal on the self-amortizing mortgage loans (including the principal portion of Early Installments) are passed through to the related certificateholders in the month following the month of receipt or payment. Any prepayment of a mortgage loan or liquidation of a mortgage loan (by foreclosure proceedings or by virtue of the purchase of a mortgage loan in advance of its stated maturity as required or permitted by the Agreement) will generally have the effect of passing through to the certificateholders principal amounts (or, in the case of the related Class S Certificates, reducing the Notional Principal Balance thereof) which would otherwise be passed through (or reduced) in amortized increments over the remaining term of such mortgage loan.

     The entire amount of any prepayment in full, any prepayment in part with respect to a self-amortizing mortgage loan (other than an Early Installment) and any other unscheduled recovery of principal as described herein with respect to a mortgage loan will be allocated solely to the outstanding senior certificates entitled to distributions of principal, as a group, during at least the first five years after the date of initial issuance of the certificates (with such allocation being subject to reduction thereafter as described herein). This allocation has the effect of accelerating the amortization of the senior certificates while, in the absence of losses in respect of the mortgage loans, increasing the percentage interest in the aggregate principal balance of the mortgage loans evidenced by the junior certificates. The portion of such amounts otherwise allocable to the Class A6 Certificates will be allocated to the other senior certificates entitled to distributions of principal during the first three years after the Cut-off Date (with such allocation being subject to reduction thereafter as described herein), except as otherwise provided herein on or after the Senior Transition Date, and except that such amounts will be allocated pro rata among all senior certificates entitled to distributions of principal after the Cross-Over Date. This allocation among the classes of senior certificates is designed to accelerate the allocation of certain prepayments and certain other unscheduled recoveries on the mortgage loans to holders of the senior certificates entitled to distributions of principal other than the Class A6 Certificates relative to the Class A6 Certificates. See "Description of the Certificates -- Distributions on the Certificates -- Principal" herein.

     If a mortgagor on a self-amortizing mortgage loan both (1) pays more than one installment at a time and (2) designates such additional installment as an advance installment of a scheduled principal and interest payment (an "Early Installment"), the principal portion of such Early Installment will also be passed through as principal in reduction of the Certificate Principal Balance of such certificates on the Distribution Date immediately following the calendar month in which such payment was received. A portion of each Early Installment equal to the aggregate amount of interest due in each month (other than the month of payment) covered by such Early Installment will be retained by GECMSI, as servicer, pending payment to certificateholders. An amount equal to the interest due in each month covered by such Early Installment will be passed through to Certificateholders on the Distribution Date immediately following such month.

     When a full prepayment is made on a mortgage loan, the mortgagor is charged interest ("Prepayment Interest") on the days in the month actually elapsed up to the date of such prepayment, at a daily interest rate (determined by dividing the mortgage loan rate by 360, or 365 in the case of certain simple interest mortgage loans) which is applied to the principal amount of the loan so prepaid. When such a prepayment is made during the period from the sixteenth day through the last day of any month (and from the Cut-off Date through the fifteenth day of the month of the Cut-off Date), such Prepayment Interest is passed through to the related certificateholders in the month following its receipt and the amount of interest thus distributed to such certificateholders, to the extent not offset by a Compensating Interest Payment or a Simple Interest Payment (each as defined herein), will be less than the amount which would have been distributed in the absence of such prepayment. The payment of a claim under certain insurance policies may also cause a reduction in the amount of interest passed through. Shortfalls described in this paragraph will be borne by the related certificateholders to the extent described herein. See "Description of the Certificates -- Distributions on the Certificates -- Interest" herein.

     Any partial prepayment on a self-amortizing mortgage loan will be applied to the balance of the related mortgage loan as of the first day of the month of receipt, will be passed through to the related certificateholders in the following month and, to the extent not offset by a Compensating Interest Payment, will reduce the aggregate amount of interest distributable to such certificateholders in such month in an amount equal to 30 days of interest at the related Net Mortgage Rate on the amount of such prepayment.

PAYMENTS ON SIMPLE INTEREST MORTGAGE LOANS

     Approximately 0.16% of the mortgage loans (by Principal Balance as of the Cut-off Date) are expected to be simple interest mortgage loans. In addition to principal prepayments in full, the making of a payment on a simple interest mortgage loan in any month less than 30 days after the previous payment may result in the collection of less than 30 days' interest on such mortgage loan in such month. Conversely, if a payment on a simple interest mortgage loan in any month is made more than 30 days after the previous payment, the collection of interest on such mortgage loan for such month may be greater than 30 days' interest on such mortgage loan. In the event that a mortgagor makes a monthly payment prior to its Due Date, GECMSI will be required to make a Simple Interest Payment (up to the amount of its servicing fee, less any Compensating Interest Payments and certain other amounts described herein) to compensate for any resulting Net Simple Interest Shortfall. See "The Pooling and Servicing Agreement -- Simple Interest Payments" herein. Any shortfalls in interest attributable to the receipt of payments on simple interest mortgage loans less than 30 days after the previous payment, to the extent not offset by a Simple Interest Payment or excess interest received with respect to simple interest mortgage loans which pay more than 30 days after the previous payment, will produce a lower yield on the related certificates than would otherwise be the case. In addition, the extent to which simple interest mortgage loans experience early or late payments will correspondingly change the amount of principal received during a month and accordingly may change the amount of principal to be distributed on the related Distribution Date.

     If a mortgagor on a simple interest mortgage loan pays more than one installment at a time, the entire amount of the additional installment will be treated as a regular principal payment and will be passed through as principal on the related certificates on the Distribution Date immediately following the calendar month in which such payment was received. Because each such mortgagor will not be required to make the next regularly scheduled installment, interest will continue to accrue on the principal balance of the related mortgage loan, as reduced by the application of the early installment. As a result, when such mortgagor on a simple interest mortgage loan pays the next required installment, the installment so paid may be insufficient to cover the interest that has accrued since the last payment by such mortgagor. Notwithstanding such insufficiency, the related mortgage loan would be considered to be current (although GECMSI may be required to make a Simple Interest Payment, to the limited extent described herein). In addition, other than its obligation to make any required Simple Interest Payment, GECMSI will not be required to advance the amount of such insufficiency. This situation will continue until the installments are once again sufficient to cover all accrued interest and to reduce the Principal Balance of such mortgage loan. Depending on the Principal Balance and mortgage loan rate of the simple interest mortgage loans that pay early and on the number of installments that are paid early, there may be extended periods of time during which such mortgage loans that are not amortizing are nonetheless considered current. See "Description of the Mortgage Pool and the Mortgaged Properties -- Terms of the Mortgage Loans."

THE CLASS M, CLASS B1 AND CLASS B2 CERTIFICATES

     The rate of payment of principal, the aggregate amount of distributions and the yield to maturity of the Class M, Class B1 and Class B2 Certificates will be affected by the rate of prepayments on the mortgage loans, as well as the rate of mortgagor defaults resulting in Realized Losses, by the severity of those losses and by the timing thereof. See "Description of the Certificates -- Allocation of Realized Losses on the Certificates" herein for a description of the manner in which such losses are borne by the holders of the certificates. If the purchaser of a Class M, Class B1 or Class B2 Certificate calculates its anticipated yield based on an assumed rate of default and amount of Realized Losses that is lower than the default rate and the amount of losses actually incurred, its actual yield to maturity may be lower than that so calculated and could be negative. The timing of defaults and losses will also affect an investor's actual yield to maturity, even if the average rate of defaults and severity of losses are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity.

     The yields to maturity on the classes of Class B Certificates with higher numerical designations will be more sensitive to losses due to liquidations of defaulted mortgage loans than will the yields on such classes with lower numerical designations, and the yields to maturity on all of the Class B Certificates will be more sensitive to such losses than will the yields on the other classes of certificates. The yields to maturity on the Class M Certificates will be more sensitive to such losses than will the yields on the senior certificates and less sensitive than the yields on the Class B Certificates. The junior certificates will be more sensitive to losses due to liquidations of defaulted mortgage loans because the entire amount of such losses will be allocable to such certificates in inverse order of priority, except as provided herein. To the extent not covered by GECMSI's advances of delinquent monthly payments of interest, delinquencies on the mortgage loans may also have a relatively greater effect:

     (1) on the yields to investors in the Class B Certificates with higher numerical designations than on the yields to investors in those Class B Certificates with lower numerical designations;

     (2) on the yields to investors in the Class B Certificates than on the yields to investors in the other classes of the certificates; and

     (3) on the yields to investors in the Class M Certificates than on the yields to investors in the senior certificates.

     As described above under "Description of the Certificates -- Distributions on the Certificates -- Interest" and "-- Principal," "-- Allocation of Realized Losses on the Certificates" and "-- Subordination," amounts otherwise distributable to holders of any class of Class B Certificates will be made available to protect the holders of the more senior ranking classes of the certificates against interruptions in distributions due to certain mortgagor delinquencies. Amounts otherwise distributable to holders of the Class M Certificates will be made available to protect the holders of the senior certificates against interruptions in distributions due to certain mortgagor delinquencies. Such delinquencies, even if subsequently cured, may affect the timing of the receipt of distributions by the holders of the junior certificates.

     To the extent that the Class M, Class B1 or Class B2 Certificates are being purchased at a discount from their initial Class Certificate Principal Balances, if the purchaser of such a certificate calculates its yield to maturity based on an assumed rate of payment of principal faster than that actually received on such certificate, its actual yield to maturity may be lower than that so calculated.

FINAL PAYMENT CONSIDERATIONS

     The rate of payment of principal of the certificates will depend on the rate of payment of principal of the related mortgage loans (including prepayments, defaults, delinquencies and liquidations) which, in turn, will depend on the characteristics of the mortgage loans, the level of prevailing interest rates and other economic, geographic, social and other factors, and no assurance can be given as to the actual payment experience. As of the Cut-off Date, the month and year of the latest scheduled maturity of a mortgage loan is expected to be June 2029. In addition, to the extent delinquencies and defaults are not offset by the effect of the subordination of the certificates junior to the certificates offered hereby, delinquencies and defaults could affect the actual maturity of the certificates offered hereby.

WEIGHTED AVERAGE LIVES OF THE CERTIFICATES

     The weighted average life of a certificate is determined by:

     - multiplying the reduction, if any, in the principal balance thereof on each Distribution Date by the number of years from the date of issuance to such Distribution Date;

     - summing the results; and

     - dividing the sum by the aggregate reductions in the principal balance of such certificate.

     The weighted average lives of the certificates will be affected, to varying degrees, by the rate of principal payments on the related mortgage loans, the timing of changes in such rate of payments and the priority sequence of distributions of principal of such certificates. The interaction of the foregoing factors may have different effects on the various classes of the certificates and the effects on any class may vary at different times during the life of such class. Further, to the extent the prices of a class of certificates represent discounts or premiums to their respective original principal balances, variability in the weighted average lives of such classes of certificates could result in variability in the related yields to maturity.

     The model used in this prospectus supplement is the prepayment assumption which represents an assumed, variable annualized rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. This prepayment assumption assumes that a pool of loans prepays in the first month at a constant prepayment rate that corresponds to one-tenth of the percentage rate that applies in the tenth month and increases by an additional one-tenth each month thereafter until the tenth month. A 21% prepayment assumption assumes constant prepayment rates of 2.1% per annum of the then outstanding principal balance of the mortgage loans in the first month following the origination of such mortgage loans and an additional 2.1% per annum in each month thereafter until the tenth month. Beginning in the tenth month and in each month thereafter during the life of such mortgage loans, a 21% prepayment assumption assumes a constant prepayment rate of 21% per annum each month.

     As used in the table below, 0% prepayment assumption assumes prepayment rates equal to 0% of the prepayment assumption, i.e., no prepayments. Prepayment assumptions of 16%, 19%, 23% and 25% represent assumed, variable rates of prepayments determined on the same basis as a 21% prepayment assumption, with 16%, 19%, 23% and 25% and 1.6%, 1.9%, 2.3% and 2.5%, as applicable, substituted for 21% and 2.1%, respectively, in the calculation. The model does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loan in the trust.

Tables of Class Certificate Principal Balances

     The following tables set forth the percentages of the initial Class Certificate Principal Balance of each class of certificates offered hereby that would be outstanding after each of the dates shown at the specified prepayment assumption percentages and the corresponding weighted average life of each such class of certificates. For purposes of calculations under the columns at the indicated prepayment assumption percentages set forth in the tables, it is assumed with respect to the mortgage loans (the "Modeling Assumptions") that:

      (1) the distributions in respect of the certificates are made and received in cash on the 25th day of each month commencing in July 1999;

      (2) the mortgage loans prepay (without prepayment premiums) at the specified prepayment assumption percentages;

      (3) the aggregate outstanding Scheduled Principal Balance of the mortgage loans as of the Cut-off Date is $272,015,350.23;

      (4) no defaults or delinquencies in the payment by mortgagors of principal of and interest on the mortgage loans are experienced and GECMSI does not repurchase any of the mortgage loans as permitted or required by the Agreement;

      (5) GECMSI does not exercise its option to repurchase all the mortgage loans in the trust as described under the caption "The Pooling and Servicing Agreement -- Termination" herein;

      (6) scheduled monthly payments on the mortgage loans are received on the Due Dates in each month, and are computed prior to giving effect to prepayments received in the prior month;

      (7) prepayments representing payment in full of individual mortgage loans are received on the last day of each month (commencing June 1999) and include

          30 days' interest thereon, and no Interest Shortfalls occur in respect of the mortgage loans;

      (8) the scheduled monthly payment for each mortgage loan has been calculated based on its outstanding balance, interest rate and remaining term to maturity such that the mortgage loan will amortize in amounts sufficient to repay the remaining balance of the mortgage loan by its remaining term to maturity (except with respect to Balloon Payments);

      (9) if the mortgage loan is a Balloon Loan, the last payment made on such mortgage loan is made on its Due Date together with 30 days' interest thereon and, therefore, no Interest Shortfall results from such final payment;

     (10) the initial Class Certificate Principal Balance and interest rate on the certificates offered hereby are as indicated in the summary of this prospectus supplement;

     (11) the date of the initial issuance of the certificates is June 25, 1999;

     (12) the mortgage pool consists of 5 mortgage loans having the characteristics set forth below;

     (13) the Net Mortgage Rate of each mortgage loan equals the mortgage loan rate for such mortgage loan, less 0.50% per annum;

     (14) the amount distributable to certificateholders is not reduced by the incurrence of any expenses by the trust; and

     (15) no Net Simple Interest Shortfalls or Net Simple Interest Excesses occur with respect to the Simple Interest Loans.

     For purposes of the tables on the following pages it is also assumed that the mortgage loan pool consists of mortgage loans having the following characteristics:

                         ORIGINAL
                       AMORTIZATION                                  REMAINING      REMAINING
                         TERM TO                          NET       AMORTIZATION     TERM TO
                         MATURITY         CURRENT       MORTGAGE        TERM        MATURITY         AGE
  AMORTIZATION TYPE    (IN MONTHS)        BALANCE         RATE      (IN MONTHS)    (IN MONTHS)   (IN MONTHS)
  -----------------    ------------   ---------------   --------    ------------   -----------   -----------
Fully Amortizing.....      115        $  5,821,228.09     9.051%        113            113             2
Fully Amortizing.....      180          39,798,737.60     9.403         178            178             2
Fully Amortizing.....      240          33,550,425.07     9.089         238            238             2
Fully Amortizing.....      359          94,717,084.24     8.897         357            357             2
Balloon..............      360          98,127,875.23     9.361         359            179             1
                                      ---------------    ------
        Total........                 $272,015,350.23     9.165%(1)
                                      ===============

-------------------------
(1) Represents the Weighted Average Net Mortgage Rate of the assumed mortgage loan pool.

     It is not likely that the mortgage loans will prepay at a constant rate. In addition, if the actual terms and payment and performance characteristics of the mortgage loans included in the mortgage loan pool differ from those assumed in the Modeling Assumptions used in calculating the percentages set forth in this table, the actual Class Certificate Principal Balance of each class of certificates outstanding at any time and the actual weighted average life of each class of certificates may differ (which difference could be material) from the corresponding information in the table for each indicated prepayment assumption percentage.

            PERCENT OF ORIGINAL CLASS CERTIFICATE PRINCIPAL BALANCE
                        OUTSTANDING OF THE CERTIFICATES

                                       CLASS A1
                                 PREPAYMENT ASSUMPTION
                     ---------------------------------------------
 DISTRIBUTION DATE    0%      16%     19%     21%     23%     25%
 -----------------   -----   -----   -----   -----   -----   -----
Initial Percent.....   100     100     100     100     100     100
June 2000...........    96      54      47      41      36      31
June 2001...........    92       2       0       0       0       0
June 2002...........    88       0       0       0       0       0
June 2003...........    83       0       0       0       0       0
June 2004...........    78       0       0       0       0       0
June 2005...........    72       0       0       0       0       0
June 2006...........    66       0       0       0       0       0
June 2007...........    61       0       0       0       0       0
June 2008...........    55       0       0       0       0       0
June 2009...........    49       0       0       0       0       0
June 2010...........    43       0       0       0       0       0
June 2011...........    35       0       0       0       0       0
June 2012...........    27       0       0       0       0       0
June 2013...........    18       0       0       0       0       0
June 2014...........     0       0       0       0       0       0
June 2015...........     0       0       0       0       0       0
June 2016...........     0       0       0       0       0       0
June 2017...........     0       0       0       0       0       0
June 2018...........     0       0       0       0       0       0
June 2019...........     0       0       0       0       0       0
June 2020...........     0       0       0       0       0       0
June 2021...........     0       0       0       0       0       0
June 2022...........     0       0       0       0       0       0
June 2023...........     0       0       0       0       0       0
June 2024...........     0       0       0       0       0       0
June 2025...........     0       0       0       0       0       0
June 2026...........     0       0       0       0       0       0
June 2027...........     0       0       0       0       0       0
June 2028...........     0       0       0       0       0       0
June 2029...........     0       0       0       0       0       0
Weighted Average
  Life
   (in years)(1)....   9.2     1.1     1.0     0.9     0.9     0.8

                                        CLASS A2
                                  PREPAYMENT ASSUMPTION
                      ---------------------------------------------
 DISTRIBUTION DATE     0%      16%     19%     21%     23%     25%
 -----------------    -----   -----   -----   -----   -----   -----
Initial Percent.....    100     100     100     100     100     100
June 2000...........    100     100     100     100     100     100
June 2001...........    100     100      68      43      19       0
June 2002...........    100       0       0       0       0       0
June 2003...........    100       0       0       0       0       0
June 2004...........    100       0       0       0       0       0
June 2005...........    100       0       0       0       0       0
June 2006...........    100       0       0       0       0       0
June 2007...........    100       0       0       0       0       0
June 2008...........    100       0       0       0       0       0
June 2009...........    100       0       0       0       0       0
June 2010...........    100       0       0       0       0       0
June 2011...........    100       0       0       0       0       0
June 2012...........    100       0       0       0       0       0
June 2013...........    100       0       0       0       0       0
June 2014...........      0       0       0       0       0       0
June 2015...........      0       0       0       0       0       0
June 2016...........      0       0       0       0       0       0
June 2017...........      0       0       0       0       0       0
June 2018...........      0       0       0       0       0       0
June 2019...........      0       0       0       0       0       0
June 2020...........      0       0       0       0       0       0
June 2021...........      0       0       0       0       0       0
June 2022...........      0       0       0       0       0       0
June 2023...........      0       0       0       0       0       0
June 2024...........      0       0       0       0       0       0
June 2025...........      0       0       0       0       0       0
June 2026...........      0       0       0       0       0       0
June 2027...........      0       0       0       0       0       0
June 2028...........      0       0       0       0       0       0
June 2029...........      0       0       0       0       0       0
Weighted Average
  Life
   (in years)(1)....   14.9     2.5     2.2     2.0     1.8     1.7

-------------------------
(1) The weighted average life is determined as described on page S-48.

            PERCENT OF ORIGINAL CLASS CERTIFICATE PRINCIPAL BALANCE
                        OUTSTANDING OF THE CERTIFICATES

                                       CLASS A3
                                 PREPAYMENT ASSUMPTION
                     ---------------------------------------------
 DISTRIBUTION DATE    0%      16%     19%     21%     23%     25%
 -----------------   -----   -----   -----   -----   -----   -----
Initial Percent.....   100     100     100     100     100     100
June 2000...........   100     100     100     100     100     100
June 2001...........   100     100     100     100     100      97
June 2002...........   100      99      71      52      35      18
June 2003...........   100      52      21       3       0       0
June 2004...........   100      14       0       0       0       0
June 2005...........   100       0       0       0       0       0
June 2006...........   100       0       0       0       0       0
June 2007...........   100       0       0       0       0       0
June 2008...........   100       0       0       0       0       0
June 2009...........   100       0       0       0       0       0
June 2010...........   100       0       0       0       0       0
June 2011...........   100       0       0       0       0       0
June 2012...........   100       0       0       0       0       0
June 2013...........   100       0       0       0       0       0
June 2014...........    57       0       0       0       0       0
June 2015...........    49       0       0       0       0       0
June 2016...........    41       0       0       0       0       0
June 2017...........    31       0       0       0       0       0
June 2018...........    20       0       0       0       0       0
June 2019...........    10       0       0       0       0       0
June 2020...........     3       0       0       0       0       0
June 2021...........     0       0       0       0       0       0
June 2022...........     0       0       0       0       0       0
June 2023...........     0       0       0       0       0       0
June 2024...........     0       0       0       0       0       0
June 2025...........     0       0       0       0       0       0
June 2026...........     0       0       0       0       0       0
June 2027...........     0       0       0       0       0       0
June 2028...........     0       0       0       0       0       0
June 2029...........     0       0       0       0       0       0
Weighted Average
  Life
   (in years)(1)....  16.8     4.1     3.5     3.1     2.9     2.6

                                        CLASS A4
                                  PREPAYMENT ASSUMPTION
                      ---------------------------------------------
 DISTRIBUTION DATE     0%      16%     19%     21%     23%     25%
 -----------------    -----   -----   -----   -----   -----   -----
Initial Percent.....    100     100     100     100     100     100
June 2000...........    100     100     100     100     100     100
June 2001...........    100     100     100     100     100     100
June 2002...........    100     100     100     100     100     100
June 2003...........    100     100     100     100      75      49
June 2004...........    100     100      72      42      16       0
June 2005...........    100      81      35       9       0       0
June 2006...........    100      51      10       0       0       0
June 2007...........    100      40       4       0       0       0
June 2008...........    100      27       0       0       0       0
June 2009...........    100      16       0       0       0       0
June 2010...........    100       6       0       0       0       0
June 2011...........    100       0       0       0       0       0
June 2012...........    100       0       0       0       0       0
June 2013...........    100       0       0       0       0       0
June 2014...........    100       0       0       0       0       0
June 2015...........    100       0       0       0       0       0
June 2016...........    100       0       0       0       0       0
June 2017...........    100       0       0       0       0       0
June 2018...........    100       0       0       0       0       0
June 2019...........    100       0       0       0       0       0
June 2020...........    100       0       0       0       0       0
June 2021...........     94       0       0       0       0       0
June 2022...........     82       0       0       0       0       0
June 2023...........     68       0       0       0       0       0
June 2024...........     52       0       0       0       0       0
June 2025...........     36       0       0       0       0       0
June 2026...........     17       0       0       0       0       0
June 2027...........      0       0       0       0       0       0
June 2028...........      0       0       0       0       0       0
June 2029...........      0       0       0       0       0       0
Weighted Average
  Life
   (in years)(1)....   25.0     7.8     5.8     5.0     4.5     4.1

-------------------------
(1) The weighted average life of a certificate is determined as described on page S-48.

            PERCENT OF ORIGINAL CLASS CERTIFICATE PRINCIPAL BALANCE
                        OUTSTANDING OF THE CERTIFICATES

                                       CLASS A5
                                 PREPAYMENT ASSUMPTION
                     ---------------------------------------------
 DISTRIBUTION DATE    0%      16%     19%     21%     23%     25%
 -----------------   -----   -----   -----   -----   -----   -----
Initial Percent.....   100     100     100     100     100     100
June 2000...........   100     100     100     100     100     100
June 2001...........   100     100     100     100     100     100
June 2002...........   100     100     100     100     100     100
June 2003...........   100     100     100     100     100     100
June 2004...........   100     100     100     100     100      84
June 2005...........   100     100     100     100      72      33
June 2006...........   100     100     100      75      38      11
June 2007...........   100     100     100      67      32       2
June 2008...........   100     100      88      50      20       0
June 2009...........   100     100      72      40      15       0
June 2010...........   100     100      57      31      11       0
June 2011...........   100      93      45      23       8       0
June 2012...........   100      75      35      18       6       0
June 2013...........   100      60      27      13       4       0
June 2014...........   100      25      11       5       2       0
June 2015...........   100      20       8       4       1       0
June 2016...........   100      16       6       3       1       0
June 2017...........   100      12       5       2       1       0
June 2018...........   100       9       3       2       0       0
June 2019...........   100       7       3       1       0       0
June 2020...........   100       6       2       1       0       0
June 2021...........   100       4       1       1       0       0
June 2022...........   100       3       1       0       0       0
June 2023...........   100       2       1       0       0       0
June 2024...........   100       2       1       0       0       0
June 2025...........   100       1       0       0       0       0
June 2026...........   100       1       0       0       0       0
June 2027...........    93       0       0       0       0       0
June 2028...........    42       0       0       0       0       0
June 2029...........     0       0       0       0       0       0
Weighted Average
  Life
   (in years)(1)....  28.9    15.0    12.2    10.0     7.7     5.9

                                        CLASS A6
                                  PREPAYMENT ASSUMPTION
                      ---------------------------------------------
 DISTRIBUTION DATE     0%      16%     19%     21%     23%     25%
 -----------------    -----   -----   -----   -----   -----   -----
Initial Percent.....    100     100     100     100     100     100
June 2000...........    100     100     100     100     100     100
June 2001...........    100     100     100     100     100     100
June 2002...........    100     100     100     100     100     100
June 2003...........     99      89      87      85      83      80
June 2004...........     98      79      74      70      66      61
June 2005...........     97      63      56      50      43      34
June 2006...........     94      48      38      31      22      12
June 2007...........     86      22      13       8       3       0
June 2008...........     78      10       5       2       0       0
June 2009...........     71       5       2       1       0       0
June 2010...........     63       3       1       0       0       0
June 2011...........     56       1       0       0       0       0
June 2012...........     48       1       0       0       0       0
June 2013...........     40       0       0       0       0       0
June 2014...........      0       0       0       0       0       0
June 2015...........      0       0       0       0       0       0
June 2016...........      0       0       0       0       0       0
June 2017...........      0       0       0       0       0       0
June 2018...........      0       0       0       0       0       0
June 2019...........      0       0       0       0       0       0
June 2020...........      0       0       0       0       0       0
June 2021...........      0       0       0       0       0       0
June 2022...........      0       0       0       0       0       0
June 2023...........      0       0       0       0       0       0
June 2024...........      0       0       0       0       0       0
June 2025...........      0       0       0       0       0       0
June 2026...........      0       0       0       0       0       0
June 2027...........      0       0       0       0       0       0
June 2028...........      0       0       0       0       0       0
June 2029...........      0       0       0       0       0       0
Weighted Average
  Life
   (in years)(1)....   12.0     6.7     6.3     6.0     5.7     5.4

-------------------------
(1) The weighted average life is determined as described on page S-48.

            PERCENT OF ORIGINAL CLASS CERTIFICATE PRINCIPAL BALANCE
                        OUTSTANDING OF THE CERTIFICATES

                                 CLASS R1 AND CLASS R2
                                 PREPAYMENT ASSUMPTION
                     ---------------------------------------------
 DISTRIBUTION DATE    0%      16%     19%     21%     23%     25%
 -----------------   -----   -----   -----   -----   -----   -----
Initial Percent.....   100     100     100     100     100     100
June 2000...........     0       0       0       0       0       0
June 2001...........     0       0       0       0       0       0
June 2002...........     0       0       0       0       0       0
June 2003...........     0       0       0       0       0       0
June 2004...........     0       0       0       0       0       0
June 2005...........     0       0       0       0       0       0
June 2006...........     0       0       0       0       0       0
June 2007...........     0       0       0       0       0       0
June 2008...........     0       0       0       0       0       0
June 2009...........     0       0       0       0       0       0
June 2010...........     0       0       0       0       0       0
June 2011...........     0       0       0       0       0       0
June 2012...........     0       0       0       0       0       0
June 2013...........     0       0       0       0       0       0
June 2014...........     0       0       0       0       0       0
June 2015...........     0       0       0       0       0       0
June 2016...........     0       0       0       0       0       0
June 2017...........     0       0       0       0       0       0
June 2018...........     0       0       0       0       0       0
June 2019...........     0       0       0       0       0       0
June 2020...........     0       0       0       0       0       0
June 2021...........     0       0       0       0       0       0
June 2022...........     0       0       0       0       0       0
June 2023...........     0       0       0       0       0       0
June 2024...........     0       0       0       0       0       0
June 2025...........     0       0       0       0       0       0
June 2026...........     0       0       0       0       0       0
June 2027...........     0       0       0       0       0       0
June 2028...........     0       0       0       0       0       0
June 2029...........     0       0       0       0       0       0
Weighted Average
  Life
   (in years)(1)....   0.1     0.1     0.1     0.1     0.1     0.1

                             CLASS M, CLASS B1 AND CLASS B2
                                  PREPAYMENT ASSUMPTION
                      ---------------------------------------------
 DISTRIBUTION DATE     0%      16%     19%     21%     23%     25%
 -----------------    -----   -----   -----   -----   -----   -----
Initial Percent.....    100     100     100     100     100     100
June 2000...........     99      99      99      99      99      99
June 2001...........     97      97      97      97      97      97
June 2002...........     96      96      96      96      96      96
June 2003...........     94      94      94      94      94      94
June 2004...........     92      92      92      92      92      92
June 2005...........     90      86      85      84      84      83
June 2006...........     88      78      76      75      73      72
June 2007...........     86      68      65      63      61      59
June 2008...........     83      58      53      51      48      43
June 2009...........     80      47      42      39      36      31
June 2010...........     77      38      33      29      26      23
June 2011...........     74      30      25      22      20      16
June 2012...........     70      24      20      17      14      12
June 2013...........     66      19      15      13      10       8
June 2014...........     33       8       6       5       4       3
June 2015...........     31       6       5       4       3       2
June 2016...........     29       5       3       3       2       2
June 2017...........     27       4       3       2       1       1
June 2018...........     25       3       2       1       1       1
June 2019...........     22       2       1       1       1       0
June 2020...........     21       2       1       1       1       0
June 2021...........     19       1       1       1       0       0
June 2022...........     17       1       1       0       0       0
June 2023...........     15       1       0       0       0       0
June 2024...........     13       1       0       0       0       0
June 2025...........     11       0       0       0       0       0
June 2026...........      8       0       0       0       0       0
June 2027...........      6       0       0       0       0       0
June 2028...........      3       0       0       0       0       0
June 2029...........      0       0       0       0       0       0
Weighted Average
  Life
   (in years)(1)....   15.4    10.2     9.7     9.4     9.2     8.9

-------------------------
(1) The weighted average life of a certificate is determined as described on page S-48.

GE CAPITAL MORTGAGE SERVICES, INC.

     GECMSI, a wholly-owned subsidiary of GE Capital Mortgage Corporation, is a New Jersey corporation originally incorporated in 1949. The principal executive office of GECMSI is located at Three Executive Campus, Cherry Hill, New Jersey 08002, telephone (609) 661-6100. For a general description of GECMSI and its activities, see "GE Capital Mortgage Services, Inc." in the accompanying prospectus.

     GECMSI currently maintains an electronic bulletin board, accessible by computer modem, which provides certain information about loans included in various series of mortgage pass-through securities that GECMSI has publicly offered. GECMSI makes no representation or warranty that such information will be suitable for any particular purpose and GECMSI assumes no responsibility for the accuracy or completeness of any information that is generated by others using such information. GECMSI has no obligation to maintain the bulletin board and may stop maintaining it at any time. For further information concerning the bulletin board, you should call 800-544-3466, extension 5515.

THE HOME EQUITY LOAN PROGRAM

GENERAL

     GECMSI is engaged in the business of acquiring and servicing residential mortgage loans secured by liens on one- to four-family homes. GECMSI originates, acquires and services closed-end, fixed rate and adjustable rate, first-and second-lien home equity mortgage loans. GECMSI originates home equity loans through its retail lending program and acquires home equity loans through its wholesale program. "Retail loans" are generally originated through mortgage brokers eligible to refer home equity loan applications to GECMSI. Such loans are generally underwritten by GECMSI and processed primarily by the mortgage broker and closed by GECMSI in GECMSI's name. It is expected that approximately 39.83% of the mortgage loans in the trust, by Principal Balance as of the Cut-off Date, will be retail loans that were originated by GECMSI. "Wholesale loans" are purchased from approved correspondent lenders, and in negotiated transactions from other third parties. Home equity loans acquired from correspondent lenders are generally closed in the name of the applicable correspondent lenders and are subsequently sold and assigned to GECMSI. Correspondent lenders selling home equity loans to GECMSI are generally required to follow GECMSI's loan underwriting policies, which are described below, or, with respect to home equity loans acquired by GECMSI from correspondent lenders in negotiated transactions, GECMSI underwrites such home equity loans in accordance with GECMSI's loan underwriting policies before acquiring them. It is expected that approximately 60.17% of the mortgage loans in the trust, by Principal Balance as of the Cut-off Date, will be wholesale loans.

UNDERWRITING PROCEDURES RELATING TO HOME EQUITY LOANS

     GECMSI's underwriting procedures are intended to evaluate the prospective mortgagor's credit standing and ability to repay the home equity loan, as well as the value and adequacy of the underlying mortgaged property that serves as collateral for the home equity loan.

     All home equity loan applications received by GECMSI are subject to a credit investigation. As part of such investigation, GECMSI (1) reviews at least two independent credit bureau reports (which may consist of a merged report),
(2) except in connection
with home equity loans originated under one of its no income verification programs, obtains verification of employment, which generally includes a current pay stub and the borrower's most recent W-2 form or federal tax return (or, for self-employed individuals, tax returns from the previous two years), (3) conducts a title search and (4) obtains an independent appraisal of the property, as described further below.

     After the investigation is completed, a decision is made to accept or reject the loan application. Generally, borrowers must have a debt-to-income ratio not greater than 60% for their application to be approved.

     GECMSI generally has not made first-lien home equity loans with a Home Equity Loan-to-Value Ratio exceeding 90%. However, the Total Combined Loan-to-Value Ratio may exceed 90% in cases where the first-lien home equity loan secured by the related mortgaged property has a loan-to-value ratio not exceeding 80%. GECMSI also generally has not made second-lien home equity loans when the Second-Lien Combined Loan-to-Value Ratio has exceeded 85%. GECMSI's determination of an acceptable Total Combined Loan-to-Value Ratio or Second-Lien Combined Loan-to-Value Ratio, as the case may be, for a particular home equity loan application is based on the credit rating of the borrower, the quality, condition and appreciation history of the related property and prospective market conditions with regard to such property.

     Certain home equity loans may be originated under GECMSI's no income verification programs. In order to qualify for these programs, a borrower generally must have a debt-to-income ratio of no greater than 60%, and a Total Combined Loan-to-Value Ratio or Second-Lien Combined Loan-to-Value Ratio, as the case may be, of no greater than 80%. The credit investigation of an applicant for a loan under these programs is generally the same as described above, except that the income of the borrower will not be verified. GECMSI generally verifies, however, that the borrower has sufficient assets to cover certain closing costs associated with these loans.

     For further information respecting the underwriting standards applicable to home equity loans, see "The Trusts -- The Mortgage Loans -- Loan Underwriting Policies" in the prospectus.

DELINQUENCY, FORECLOSURE AND LOAN LOSS EXPERIENCE OF GECMSI'S
HOME EQUITY LOAN SERVICING PORTFOLIO

     The following tables set forth certain information concerning the delinquency and foreclosure (including pending foreclosures) experience on home equity loans included in GECMSI's servicing portfolio.

                                      AS OF DECEMBER 31,    AS OF DECEMBER 31,    AS OF DECEMBER 31,
                                             1996                  1997                  1998
                                      -------------------   -------------------   -------------------
                                      BY NO.   BY DOLLAR    BY NO.   BY DOLLAR    BY NO.   BY DOLLAR
                                        OF     AMOUNT OF      OF     AMOUNT OF      OF     AMOUNT OF
                                      LOANS      LOANS      LOANS      LOANS      LOANS      LOANS
                                      ------   ----------   ------   ----------   ------   ----------
                                                       (DOLLAR AMOUNTS IN THOUSANDS)
Total home equity loan portfolio....  40,130   $2,626,039   48,826   $2,975,681   49,256   $3,112,845
                                      ======   ==========   ======   ==========   ======   ==========
Period of delinquency(1)
  One payment(2)....................     751   $   40,502      783   $   45,052      649   $   36,849
  Two payments(2)...................     169        9,463      278       16,911      231       12,976
  Three payments or more(3).........     760       47,918    1,234       80,319    1,530      104,290
                                      ------   ----------   ------   ----------   ------   ----------
         Total delinquent loans.....   1,680   $   97,883    2,295   $  142,282    2,410   $  154,115
                                      ======   ==========   ======   ==========   ======   ==========
Percent of portfolio................    4.19%        3.73%    4.70%        4.78%    4.89%        4.95%

                                                          AS OF MARCH 31,       AS OF MARCH 31,
                                                               1998                  1999
                                                        -------------------   -------------------
                                                        BY NO.   BY DOLLAR    BY NO.   BY DOLLAR
                                                          OF     AMOUNT OF      OF     AMOUNT OF
                                                        LOANS      LOANS      LOANS      LOANS
                                                        ------   ----------   ------   ----------
                                                              (DOLLAR AMOUNTS IN THOUSANDS)
Total home equity loan portfolio......................  48,569   $2,962,710   47,508   $3,007,507
                                                        ======   ==========   ======   ==========
Period of delinquency(1)
  One payment(2)......................................     397   $   21,296      465   $   27,772
  Two payments(2).....................................     160   $    8,822      171   $   10,770
  Three payments or more(3)...........................   1,303   $   88,558    1,625   $  109,773
                                                        ------   ----------   ------   ----------
         Total delinquent loans.......................   1,860   $  118,676    2,261   $  148,315
                                                        ======   ==========   ======   ==========
Percent of portfolio..................................    3.83%        4.01%    4.76%        4.93%

-------------------------
(1) The indicated periods of delinquency are based on the number of days past due on a contractual basis. No home equity loan is considered delinquent for these purposes until after the monthly anniversary of its contractual due date (e.g., a mortgage loan with a payment due on January 1st would first be considered one payment delinquent after February 1st). The delinquencies reported above were determined as of the dates indicated.

(2) Includes loans for which the borrowers are in bankruptcy.

(3) Includes all loans in foreclosure and loans for which the borrowers are in bankruptcy.

                                                                     AS OF DECEMBER 31,
                                                            ------------------------------------
                                                               1996         1997         1998
                                                            ----------   ----------   ----------
                                                               (DOLLAR AMOUNTS IN THOUSANDS)
Total home equity loan portfolio..........................  $2,626,039   $2,975,681   $3,112,845
Foreclosed loans (Real estate owned ("REO")
  properties)(1)..........................................  $    9,189   $    5,505   $    9,104
Foreclosure ratio.........................................        0.35%        0.18%        0.29%

                                                                     AS OF MARCH 31,
                                                              ------------------------------
                                                                  1998              1999
                                                              ------------      ------------
                                                              (DOLLAR AMOUNTS IN THOUSANDS)
Total home equity loan portfolio............................   $2,962,710        $3,007,507
Foreclosed loans (Real estate owned ("REO")
  properties)(1)............................................   $    7,300        $   11,205
Foreclosure ratio...........................................         0.25%             0.37%

-------------------------
(1) Foreclosed loans represent the amount of funds invested by GECMSI or an investor, in properties, the title to each of which has been acquired by GECMSI or investors following foreclosure or delivery of a deed in lieu of foreclosure, and which have not been liquidated at the end of the period indicated. The amount of funds invested by GECMSI for a property includes the principal balance of the related home equity loan, interest paid to investors through the date of the repurchase of such loan from an investor pool and expenses associated with foreclosing on such loan, and maintaining and selling the related property. The length of time necessary to complete the liquidation of such mortgaged properties may be affected by prevailing economic conditions and the marketability of the mortgaged properties.

     We are not currently aware of specific trends that have affected our recent delinquency and loss experience, nor are we currently aware of any trends that are likely to affect the future performance of our servicing portfolio.

     The following tables set forth certain information concerning net loan loss experience of GECMSI for the indicated periods, with respect to home equity loans included in its servicing portfolio. Net losses for each period below have been calculated to equal (a) with respect to second-lien mortgage loans written off as uncollectible, the principal amount of such loan, net of any subsequent recoveries, together with legal and other fees and expenses associated with monitoring the foreclosure of the related first lien, which expenses were incurred prior to GECMSI's decision to write off such second-lien mortgage loan as uncollectible, and (b) with respect to foreclosed properties liquidated during the period, the principal amount of the related mortgage loans less the net proceeds of the sale of the related properties, together with expenses associated with maintaining, repairing and selling such properties. Net losses also include the amount of interest paid to investors through the date of repurchase of the mortgage loans referred to in (a) and (b) above from an investor pool.

                                                                  YEAR ENDED DECEMBER 31,
                                                            ------------------------------------
                                                               1996         1997         1998
                                                            ----------   ----------   ----------
                                                               (DOLLAR AMOUNTS IN THOUSANDS)
Number of home equity loans serviced......................      40,130       48,826       49,256
Aggregate loan balance of home equity loans serviced......  $2,626,039   $2,975,681   $3,112,845
Net losses(2):
    By dollar amount......................................      $8,756       $8,210      $11,499
    Percentage(3).........................................        0.33%        0.28%        0.37%

                                                                THREE MONTHS ENDED
                                                                     MARCH 31,
                                                              -----------------------
                                                                 1998         1999
                                                              ----------   ----------
                                                                (DOLLAR AMOUNTS IN
                                                                    THOUSANDS)
Number of home equity loans serviced(1).....................      48,569       47,508
Aggregate loan balance of home equity loans serviced........  $2,962,710   $3,007,507
Net losses(2):
    By dollar amount........................................  $    1,185   $    2,329
    Percentage(1)...........................................        0.04%        0.08%

-------------------------
(1) As of the end of the indicated period.

(2) Net loss data is given with respect to home equity loans serviced by GECMSI, other than home equity loans as to which certain third-party investors, pursuant to contractual arrangement, assume responsibility for the liquidation and ultimate disposition of the mortgaged properties securing such home equity loans generally after the foreclosure process is completed. As of December 31, 1996, December 31, 1997 and December 31, 1998, approximately 32%, 23% and 20%, respectively (by aggregate loan balance), of GECMSI's home equity loan servicing portfolio included loans subject to these arrangements.

(3) As a percentage of aggregate year-end balance.

     The delinquency and foreclosure experience set forth above is historical and is based on the servicing of mortgage loans that may not be representative of the mortgage loans in the mortgage loan pool. Consequently, there can be no assurance that the delinquency and foreclosure experience on the mortgage loans in the mortgage loan pool will be consistent with the data set forth above. The servicing portfolio, for example, includes mortgage loans having a wide variety of payment characteristics (e.g., simple interest mortgage loans, self-amortizing mortgage loans and balloon loans), mortgage loans secured by first and second liens on mortgaged properties and mortgage loans secured by mortgaged properties in geographic locations that may not be representative of the geographic locations of the mortgage loans in the mortgage loan pool. The servicing portfolio also includes mortgage loans originated in accordance with GECMSI's then applicable underwriting policies as well as mortgage loans not originated in accordance with such policies.

     The servicing portfolio includes many mortgage loans which have not been outstanding long enough to have seasoned to a point where delinquencies would be fully reflected. In the absence of such substantial continuous additions of servicing for recently originated mortgage loans to the servicing portfolio, it is possible that the delinquency and foreclosure percentages experienced in the future could be significantly higher than those indicated in the tables above. Investors should further note that a number of social, economic, tax, geographic, demographic, legal and other factors may adversely affect the timely payment by borrowers of scheduled payments of principal and interest on the mortgage loans in the servicing portfolio, which could, in turn, cause an increase in delinquency and foreclosure rates. These factors include economic conditions, either nationally or in geographic areas where GECMSI's servicing portfolio tends to be concentrated, the age of the mortgage loans, the geographic distribution of the mortgaged properties, the payment terms of the mortgages, the characteristics of the mortgagors, enforceability of due-on-sale clauses and servicing decisions.

USE OF PROCEEDS

     The net proceeds from the sale of the certificates offered hereby will be general funds used by GECMSI for general corporate purposes, including the acquisition of residential mortgage loans and servicing rights.

THE POOLING AND SERVICING AGREEMENT

     The certificates will be issued pursuant to the Agreement. The following summaries describe the material provisions of the Agreement that are unique to this offering of certificates. See "The Pooling and Servicing Agreement" in the accompanying prospectus for summaries of the other material provisions of the Agreement. The summaries below do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Agreement. Where particular provisions or terms used in the Agreement are referred to, those provisions or terms are as specified in the Agreement.

SERVICING ARRANGEMENT WITH RESPECT TO THE MORTGAGE LOANS

     It is expected that GECMSI initially will directly service all of the mortgage loans. The Agreement permits GECMSI to use other primary servicing agents from time to time. See "Servicing of the Mortgage Loans" in the accompanying prospectus.

     GECMSI, in its capacity as servicer and acting as agent for the Trustee, will not consent to the placement of a subsequent senior mortgage or deed of trust on any mortgaged property, except in the case of a Permitted Senior Loan (as defined below). If, notwithstanding the foregoing, any mortgage loan (other than a Permitted Senior Loan) secured by a lien or liens ranking senior to that of a mortgage loan is consented to by GECMSI, the Agreement will require that GECMSI purchase such mortgage loan at the purchase price therefor, but only in the event that foreclosure proceedings are commenced in respect of such mortgage loan. The Agreement will further provide that such purchase obligation will be the sole remedy available to holders of the certificates or the Trustee against GECMSI respecting such breach. Under the Agreement, a "Permitted Senior Loan" is a mortgage loan (1) as to which the proceeds therefrom were used to refinance an existing mortgage loan ranking senior to a mortgage loan and (2) as to which certain conditions described in the Agreement have been satisfied.

     Subject to applicable law, all legal expenses in connection with foreclosure proceedings initiated by GECMSI are assessed to, and become the responsibility of, the related mortgagor.

     GECMSI may not foreclose on any property securing a mortgage loan unless it forecloses subject to any senior mortgage and any outstanding property taxes. GECMSI generally will pay the entire amount due on such senior mortgage loan to the senior mortgagee at or prior to the foreclosure sale. If any senior mortgage is in default after GECMSI has initiated its foreclosure action, GECMSI may advance funds to keep the senior mortgage current until such time as GECMSI satisfies such senior mortgage. In the event foreclosure proceedings have been instituted on any senior mortgage prior to the initiation of GECMSI's foreclosure action, GECMSI may monitor the foreclosure proceedings, institute its own foreclosure proceedings, satisfy the senior mortgage at the time of the foreclosure sale or take other action to protect its interest in the related property, including bidding on the property at the time of any foreclosure sale. GECMSI will be reimbursed for any expenses incurred or advances made in connection with the liquidation of a defaulted mortgage loan out of liquidation proceeds or insurance proceeds on such defaulted mortgage loan. GECMSI will not be under any obligation to make any such advance, and in any event GECMSI will refrain from taking any such action based upon its determination that any amounts so paid will not be recoverable from proceeds from the disposition of the related mortgaged property. See "Servicing of the Mortgage Loans -- Collection and Other Servicing Procedures -- The Mortgage Loans" in the prospectus.

COLLECTION ACCOUNT

     The Agreement provides that if GECMSI or the Trustee obtains actual notice or knowledge of the occurrence of a Trigger Event, GECMSI will, in lieu of the Loan Payment Record described under the caption "Servicing of the Mortgage
Loans -- Loan Payment Record" in the accompanying prospectus, establish and maintain or cause to be established and maintained a separate account (the "Collection Account") for the certificates for the collection of payments on the mortgage loans; provided, however, that such action will not be required if GECMSI delivers to the Trustee a letter from each rating agency which originally rated the certificates to the effect that the failure to take such action would not cause such rating agency to withdraw or reduce its then current rating of such certificates. If established, such Collection Account would be:

     - maintained with a depository institution the debt obligations of which are, at the time of any deposit therein, rated by each of Fitch IBCA, Inc. ("Fitch") and Moody's Investors Service, Inc. ("Moody's") in one of its two highest long-term rating categories and by Moody's in its highest short-term rating category;

     - an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund (the "BIF") of the Federal Deposit Insurance Corporation (the "FDIC") or the Savings Association Insurance Fund (as successor to the Federal Savings and Loan Insurance Corporation) of the FDIC (the "SAIF");

     - an account or accounts with a depository institution, which accounts are insured by the BIF or SAIF (to the limits established by the FDIC), and which uninsured deposits are invested in United States government securities or other high quality investments, or are otherwise secured to the extent required by Fitch and Moody's such that, as evidenced by an opinion of counsel, the holders of the certificates have a claim with respect to the funds in the account or a perfected first security interest against any collateral securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which the account is maintained;

     - a trust account maintained with the corporate trust department of a federal or state chartered depository institution or trust company with trust powers and acting in its fiduciary capacity for the benefit of the Trustee; or

     - an account as will not cause either Moody's or Fitch to downgrade or withdraw its then-current ratings assigned to the certificates.

If a Collection Account is established for the certificates, all amounts credited or debited to the Loan Payment Record in the manner described under the caption "Servicing of the Mortgage Loans -- Loan Payment Record" will instead be deposited or withdrawn from the related Collection Account. See "Servicing of the Mortgage Loans -- Loan Payment Record" in the accompanying prospectus.

     Prior to the occurrence of a Trigger Event, GECMSI will transfer to the Certificate Account, in next day funds, the Available Funds for the related Distribution Date on the business day immediately preceding such Distribution Date.

ADVANCES

     In the event that any mortgagor fails to make any payment of interest required under the terms of a mortgage loan, GECMSI, as servicer, will advance the entire amount of such payment (in the amount that would be due on the related Due Date, in the case of a simple interest mortgage loan), net of the applicable servicing fee, less the amount of any such payment that GECMSI reasonably believes will not be recoverable out of liquidation proceeds or otherwise. See "Servicing of the Mortgage Loans -- Advances" in the accompanying prospectus for more information. GECMSI will have no obligation to advance delinquent payments of principal on the mortgage loans.

     As a result of the subordination of the junior certificates, the effect of reimbursements to GECMSI of previous advances from liquidation or insurance proceeds and of nonrecoverable advances will generally be borne by the holders of the junior certificates (to the extent then outstanding) in inverse order of priority before they are borne by holders of the senior certificates.

     Any failure by GECMSI to make an advance of delinquent installments of interest on the mortgage loans as required under the Agreement will constitute an Event of Default as defined thereunder, in which case the Trustee, as successor to GECMSI in its capacity as servicer of the mortgage loans, will be obligated to make any such advance, in accordance with the terms of the Agreement unless prohibited by applicable law from doing so.

PURCHASES OF DEFAULTED MORTGAGE LOANS

     Under the Agreement, GECMSI will have the option (but not the obligation) to purchase any mortgage loan as to which the mortgagor has failed to make unexcused payment in full of three or more consecutive scheduled payments of principal and interest (a "Defaulted Mortgage Loan"). Any such purchase will be for a price equal to 100% of the outstanding principal balance of such mortgage loan, plus accrued and unpaid interest thereon at the Net Mortgage Rate, less any amounts representing previously unreimbursed advances. The purchase price for any Defaulted Mortgage Loan will be deposited in the Certificate Account on the business day prior to the Distribution Date on which the proceeds of such purchase are to be distributed to the related certificateholders.

SERVICING COMPENSATION, COMPENSATING INTEREST AND PAYMENT OF EXPENSES

     GECMSI's primary compensation for its servicing activities will come from the payment to it, with respect to each interest payment on any mortgage loan, of the servicing fee at the rate described below. As to each mortgage loan, the servicing fee rate will be a fixed rate per annum of the outstanding principal balance of such mortgage loan. The servicing fee rate for each mortgage loan is expected to be 0.50%. The aggregate servicing compensation to GECMSI could vary depending on the prepayment experience of the mortgage loans. The servicing compensation of any direct servicer of any mortgage loan retained by GECMSI will be paid out of the related servicing fee, and GECMSI will retain the balance as part of its servicing compensation (subject to its obligation to make Compensating Interest Payments and Simple Interest Payments, as described below).

     To the extent any voluntary prepayment on a self-amortizing mortgage loan results in an Interest Shortfall (as described in clauses (1) and (2) of the definition thereof) with respect to any Distribution Date, GECMSI will be obligated to remit an amount (such amount, a "Compensating Interest Payment") sufficient to pass through to certificateholders the full amount of interest to which they would have been entitled in the absence of such prepayment, but in no event greater than the lesser of (a) 1/12th of 0.125% of the aggregate Principal Balance of the mortgage loans for such Distribution Date and (b) the aggregate amount received by GECMSI on account of its servicing fees (net of any servicing compensation paid to any direct servicer) in respect of such mortgage loans in connection with such Distribution Date.

     There can be no assurance that the aggregate amount received by GECMSI on account of its servicing fees (net of any servicing compensation paid to any direct servicer) will be sufficient to pay any Compensating Interest Payments and Simple Interest Payments that would otherwise be made if such payments were not limited by the amount of GECMSI's servicing compensation.

     GECMSI will retain, as additional servicing compensation, amounts in respect of interest paid by borrowers in connection with any principal prepayment in full received by GECMSI on a self-amortizing mortgage loan from the first day through the fifteenth day of each month, other than the month of the Cut-off Date.

     GECMSI will pay expenses incurred in connection with its responsibilities under the Agreement, subject to limited reimbursement as described herein and in the accompanying prospectus. See "Servicing of the Mortgage Loans -- Servicing and Other Compensation and Payment of Expenses" in the accompanying prospectus for information regarding other possible compensation to GECMSI.

SIMPLE INTEREST PAYMENTS

     In the event that there is a Net Simple Interest Shortfall for any Distribution Date, GECMSI will be obligated to remit to the Trustee on the related Deposit Date an amount (a "Simple Interest Payment") equal to the lesser of (1) the amount of such Net Simple Interest Shortfall and (2) the sum of (a) the aggregate amount received by GECMSI on account of its servicing fees (net of any compensation paid to any direct servicer) in connection with such Distribution Date, less any Compensating Interest Payment in respect of such Distribution Date, and (b) the Simple Interest Excess Amount for such Distribution Date.

     In the event that there is a Net Simple Interest Excess on any Distribution Date, such excess will be applied to the distribution of interest pursuant to priority second under "Description of the Certificates -- Distributions on the Certificates -- Interest" to the extent of Unpaid Net Simple Interest Shortfalls for all prior Distribution Dates, less all amounts distributed pursuant to such priority second in respect of Unpaid Net Simple Interest Shortfalls on such prior Distribution Dates.

     Any remaining Net Simple Interest Excess will be paid to GECMSI as additional servicing compensation.

     The "Simple Interest Excess Amount" for any Distribution Date will be equal to the greater of (1) zero and (2) the aggregate of any Net Simple Interest Excess paid to GECMSI in connection with prior Distribution Dates, minus any Simple Interest Payments made by GECMSI in connection with prior Distribution Dates.

TRUSTEE

     The Trustee for the certificates offered hereby will be The First National Bank of Chicago, a national banking association. The Corporate Trust Office of the Trustee is located at One First National Plaza, Suite 0126, Corporate Trust Services, Chicago, Illinois 60670-0126, except that for certain purposes under the Agreement such office is located at 14 Wall Street, 8th Floor, New York, N.Y. 10005. The Trustee (or any of its affiliates), in its individual or any other capacity, may become the owner or pledgee of certificates with the same rights as it would have if it were not Trustee. In addition, GECMSI (and its affiliates) maintain banking relationships with the Trustee in the ordinary course of their respective businesses.

OPTIONAL TERMINATION

     GECMSI may, at its option, repurchase all of the mortgage loans underlying the certificates and thereby effect the early retirement of the certificates and cause the termination of the trust on any Distribution Date after the aggregate Principal Balance of the mortgage loans is less than 10% of the aggregate Principal Balance thereof as of the Cut-off Date. Under the Agreement, the Trustee will provide notice to certificateholders of this final Distribution. This notice will state:

     (1) the distribution date on which the final distribution will be made;

     (2) the amount of the final distribution; and

     (3) that the final distribution on each certificate will be paid only upon surrender of such certificate.

     GECMSI may not exercise this option unless the Trustee has received an opinion of counsel that the exercise of such option will not subject the trust to a tax on prohibited transactions or result in the failure of the lower-tier REMIC or the upper-tier REMIC to qualify as a REMIC.

     In accordance with the Agreement, any such repurchase by GECMSI of the assets included in the trust will be at a price equal to the sum of:

     (1) 100% of the unpaid principal balance of each mortgage loan in the trust, other than a mortgage loan described in clause (2) below, as of the first day of the month of such repurchase, plus accrued and unpaid interest thereon to the first day of the month of such repurchase at the related Net Mortgage Rate, less any amounts representing previously unreimbursed advances; and

     (2) the appraised value of any property acquired in respect of a related mortgage loan less any amounts representing previously unreimbursed advances in respect thereof and a good faith estimate of liquidation expenses.

     The Available Funds on the final Distribution Date will be allocated to each class of certificates in accordance with the priorities described under "Description of the Certificates -- Distributions on the Certificates -- Allocation of Available Funds." Accordingly, if the Available Funds on the final Distribution Date are less than the aggregate principal balance of all outstanding certificates plus accrued and unpaid interest thereon, then in the event that such Distribution Date occurs:

     - prior to the Cross-over Date, any resulting shortfall in accrued interest on the certificates will be allocated first, to the junior certificates in inverse order of priority and second, pro rata to the senior certificates; and

     - on or after the Cross-over Date, any resulting shortfall in accrued interest on the certificates will be borne pro rata by the senior certificates; and

     - at any time, any resulting shortfall in principal will be borne pro rata by all outstanding certificates.

     No holder of any certificates will be entitled to any Unanticipated Recoveries received with respect to any mortgage loan after the termination of the trust. See "Servicing of the Mortgage Loans -- Unanticipated Recoveries of Losses on the Mortgage Loans" in the prospectus.

VOTING RIGHTS

     The Class S Certificates in the aggregate will be allocated 6% of the votes and the other classes of certificates in the aggregate will be allocated 94% of the votes, eligible to be cast in connection with any vote of all certificateholders under the Agreement. Votes allocated to the certificates other than the Class S Certificates will be allocated among such classes (and among the certificates within each such class) in proportion to their Class Certificate Principal Balances or Certificate Principal Balances, as the case may be.

FEDERAL INCOME TAX CONSEQUENCES

     The following discussion, insofar as it states conclusions of law, represents the opinion of Cleary, Gottlieb, Steen & Hamilton, special counsel to GECMSI.

     An election will be made to treat the trust as a two-tier REMIC for federal income tax purposes.

     The certificates other than the residual certificates (the "Regular Certificates") will be designated as "regular interests" in the upper-tier REMIC. The Class R1 Certificates will be designated as the "residual interest" in the lower-tier REMIC, and the Class R2 Certificates will be designated as the "residual interest" in the upper-tier REMIC.

Regular Certificates

     The Regular Certificates generally will be treated as debt instruments issued by the upper-tier REMIC for federal income tax purposes. Income on Regular Certificates must be reported under an accrual method of accounting. Certain classes of Regular Certificates may be issued with original issue discount in an amount equal to the excess of their initial respective Class Certificate Principal Balances (plus accrued interest from the last day preceding the issue date corresponding to a Distribution Date through the issue date) over their issue prices (including all accrued interest). The prepayment assumption that is to be used in determining the rate of accrual of original issue discount and whether the original issue discount is considered de minimis, and that may be used by a holder of a Regular Certificate to amortize premium, will be 21% of the prepayment assumption described on pages S-48 and S-49 above. No representation is made as to the actual rate at which the mortgage loans will prepay. See "Federal Income Tax Consequences -- REMIC Certificates -- Income from Regular Certificates" in the accompanying prospectus.

     The Class A5, Class M and Class B1 Certificates provide for interest payments based on a varying interest rate equal to the lesser of (a) 7.510%, 7.560% and 7.905% per annum, respectively, and (b) the Weighted Average Net Mortgage Rate on the mortgage loans for the related Interest Accrual Period. The Class B2 Certificates provide for interest payments based on a varying interest rate equal to the Weighted Average Net Mortgage Rate on the mortgage loans for the related Interest Accrual Period. However, these four classes of certificates technically will not constitute "variable rate debt instruments"

("VRDIs") within the meaning of the original issue discount rules of the Internal Revenue Code of 1986 (the "Code"), as amended, and the tax treatment of such certificates thus is not entirely clear. Nevertheless, until further guidance is provided, it would appear reasonable to accrue interest income under these certificates in accordance with the rules applicable to VRDIs. See "Federal Income Tax Consequences -- REMIC Certificates -- Income from Regular Certificates -- Variable Rate Regular Certificates" in the accompanying prospectus.

     The requirement to report income on a Regular Certificate under an accrual method may result in the inclusion of amounts in income that are not currently distributed in cash. In the case of a junior certificate, accrued income may exceed cash distributions as a result of the preferential right of classes of senior certificates to receive cash distributions in the event of losses or delinquencies on mortgage loans. Prospective purchasers of junior certificates should consult their tax advisors regarding the timing of income from those certificates and the timing and character of any deductions that may be available with respect to principal or accrued interest that is not paid. See "Federal Income Tax Consequences -- REMIC Certificates -- Income from Regular Certificates" in the accompanying prospectus.

Residual Certificates

     The holders of the Class R1 and Class R2 Certificates must include the taxable income of the lower-tier REMIC and the upper-tier REMIC, respectively, in their federal taxable income. The resulting tax liability of the holders may exceed cash distributions to such holders during certain periods. All or a portion of the taxable income from the residual certificates recognized by a holder may be treated as "excess inclusion" income, which with limited exceptions is subject to U.S. federal income tax in all events.

     Under Treasury regulations, the residual certificates may be considered to be "noneconomic residual interests" at the time they are issued, in which event certain transfers thereof would be disregarded for federal income tax purposes.

     Prospective purchasers of the residual certificates should consider carefully the tax consequences of an investment in residual certificates discussed in the prospectus and should consult their own tax advisors with respect to those consequences. See "Federal Income Tax Consequences -- REMIC Certificates -- Income from Residual Certificates; -- Taxation of Certain Foreign Investors -- Servicing Compensation and Other REMIC Pool
Expense -- Transfers of Residual Certificates."

ERISA CONSIDERATIONS

     As described in the prospectus under "ERISA Considerations," the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain duties and restrictions on any person which is an employee benefit plan within the meaning of Section 3(3) of ERISA subject to ERISA or a plan subject to Section 4975 of the Code or any person utilizing the assets of such employee benefit plan or other plan (an "ERISA Plan") and certain persons who perform services for ERISA Plans. For example, unless exempted, an investment by an ERISA Plan in the certificates offered hereby may constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code. See "ERISA Considerations" in the accompanying prospectus.

     The United States Department of Labor (the "DOL") has issued to Prudential Securities Incorporated and Lehman Brothers Inc. individual administrative exemptions,

Prohibited Transaction Exemption 90-32 (55 Fed. Reg. 23147, June 6, 1990), as amended, and Prohibited Transaction Exemption 91-14 (56 Fed. Reg. 7413, February 22, 1991), as amended, respectively (together, the "Exemptions"), from certain of the prohibited transaction provisions of ERISA with respect to the initial purchase, the holding, and the subsequent resale by an ERISA Plan of certificates in pass-through trusts that meet the conditions and requirements of the Exemptions. The Exemptions might apply to the acquisition, holding and resale of the senior certificates offered hereby by an ERISA Plan, provided that specified conditions are met.

     Among the conditions which would have to be satisfied for each of the Exemptions to apply to the acquisition by an ERISA Plan of the senior certificates offered hereby are the following:

     - the underwriters are the sole underwriters or the managers or co-managers of the underwriting syndicate for such certificates;

     - the certificates are rated in one of the three highest generic rating categories by Fitch, Moody's, Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. or Duff & Phelps Credit Rating Co. at the time of the acquisition of such certificates by the ERISA Plan;

     - the certificates represent a beneficial ownership interest in, among other things, obligations that bear interest or are purchased at a discount and which are secured by single-family residential, multifamily residential or commercial real property (including obligations secured by leasehold interests on residential or commercial real property), or fractional undivided interests in such obligations;

     - the certificates are not subordinated to other certificates issued by the trust in respect of the mortgage pool;

     - the ERISA Plan investing in such certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933;

     - the acquisition of the certificates is on terms that are at least as favorable to the ERISA Plan as they would be in an arm's length transaction with an unrelated third party;

     - the Trustee is not an affiliate of any member of the "Restricted Group" (as defined below); and

     - the compensation to the underwriters represents not more than reasonable compensation for underwriting the certificates, the proceeds to GECMSI pursuant to the assignment of the mortgage loans (or interests therein) to the Trustee represent not more than the fair market value of such mortgage loans (or interests) and the sum of all payments made to and retained by GECMSI represents not more than reasonable compensation for GECMSI's services under the Agreement and reimbursement of GECMSI's reasonable expenses in connection therewith.

     In addition, if certain additional conditions specified in the Exemptions are satisfied, the Exemptions may provide an exemption from the prohibited transaction provisions of ERISA relating to possible self-dealing transactions by fiduciaries who have discretionary authority, or render investment advice, with respect to ERISA Plan assets used to purchase the senior certificates offered hereby if the fiduciary (or its affiliate) is an obligor on any of the mortgage loans.

     The Exemptions would not be available with respect to ERISA Plans sponsored by any of the following entities (or any affiliate of any such entity):

     - GECMSI;

     - Prudential Securities Incorporated and Lehman Brothers Inc.;

     - the Trustee;

     - GE Capital or any other entity that provides insurance or other credit enhancement to the trust in respect of the mortgage pool; or

     - any obligor with respect to mortgage loans included in the mortgage pool constituting more than five percent of the aggregate unamortized principal balance of the assets in such mortgage loan pool (the "Restricted Group").

     Before purchasing any certificate offered hereby, a fiduciary of an ERISA Plan should make its own determination as to the availability of the exemptive relief provided in the Exemptions or the availability of any other prohibited transaction exemptions, and whether the conditions of any such exemption will be applicable to such certificate.

     The Exemptions do not apply to the initial purchase, the holding or the subsequent resale of the Class M, Class B1 and Class B2 Certificates because such certificates are subordinate to certain other classes of certificates. ACCORDINGLY, ERISA PLANS MAY NOT PURCHASE THE CLASS M, CLASS B1 OR CLASS B2 CERTIFICATES, except that any insurance company may purchase such certificates with assets of its general account if the exemptive relief granted by the DOL for transactions involving insurance company general accounts in Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) is available with respect to such investment. Any insurance company proposing to purchase such certificates for its general account should consider whether such relief would be available.

     Any fiduciary of an ERISA Plan considering whether to purchase any certificate offered hereby should not only consider the applicability of exemptive relief, but should also carefully review with its own legal advisors the applicability of the fiduciary duty and prohibited transaction provisions of ERISA and the Code to such investment. See "ERISA Considerations" in the accompanying prospectus.

     A qualified pension plan or other entity that is exempt from federal income taxation pursuant to Section 501 of the Code (a "Tax-Exempt Investor") nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of Section 512 of the Code. The residual certificates constitute the residual interests in the respective REMICs constituted by the trust, and all "excess inclusions" allocated to the residual certificates, if held by a Tax-Exempt Investor, will be considered "unrelated business taxable income" and thus will be subject to federal income tax. See "Federal Income Tax Consequences -- Residual Certificates" herein and "Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Certificates -- Taxation of Residual Certificates" in the prospectus.

     The Agreement will contain certain restrictions on the transferability of the Class M, Class B1 and Class B2 Certificates. See "Description of the Certificates -- Book-Entry Certificates" herein. The Agreement provides that the residual certificates may not be acquired by or transferred to an ERISA Plan. See "Description of the Certificates -- Restrictions on Transfer of the Residual Certificates" herein.

LEGAL INVESTMENT MATTERS

     The certificates offered hereby will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). The appropriate characterization of the certificates offered hereby under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the certificates offered hereby, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether, and to what extent, the certificates offered hereby will constitute legal investments for them.

     GECMSI makes no representation as to the proper characterization of the certificates offered hereby for legal investment of financial institution regulatory purposes, or as to the ability of particular investors to purchase the certificates offered hereby under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the certificates offered hereby) may adversely affect the liquidity of the certificates offered hereby.

PLAN OF DISTRIBUTION

     Subject to the terms and conditions set forth in an Underwriting Agreement between GECMSI and the underwriters, GECMSI, as seller, has agreed to sell to each of the underwriters, and each underwriter has severally agreed to purchase, the Certificate Principal Balance of each class of certificates offered hereby (other than the residual certificates) set forth opposite its name below. Pursuant to the Underwriting Agreement, Prudential Securities Incorporated has agreed to purchase the entire Class Certificate Principal Balance of the Class R1 and Class R2 Certificates.

UNDERWRITER             CLASS A1      CLASS A2      CLASS A3      CLASS A4      CLASS A5      CLASS A6       CLASS M      CLASS B1
-----------            -----------   -----------   -----------   -----------   -----------   -----------   -----------   ----------
Prudential Securities
 Incorporated........  $38,500,000   $15,500,000   $26,500,000   $16,000,000   $ 6,924,000   $11,500,000   $ 7,481,000   $3,401,000
Lehman Brothers
 Inc. ...............   38,500,000    15,500,000    26,500,000    16,000,000     6,923,000    11,500,000     7,481,000    3,400,000
                       -----------   -----------   -----------   -----------   -----------   -----------   -----------   ----------
   Total.............  $77,000,000   $31,000,000   $53,000,000   $32,000,000   $13,847,000   $23,000,000   $14,962,000   $6,801,000
                       ===========   ===========   ===========   ===========   ===========   ===========   ===========   ==========

UNDERWRITER             CLASS B2
-----------            ----------
Prudential Securities
 Incorporated........  $2,721,000
Lehman Brothers
 Inc. ...............   2,720,000
                       ----------
   Total.............  $5,441,000
                       ==========

     In the Underwriting Agreement, the underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the certificates offered hereby of the applicable classes, if any are purchased. GECMSI has been advised by the underwriters that they propose initially to offer the Class A1 through Class A6, Class M, Class B1 and Class B2 Certificates to the public at the respective offering prices set forth on the cover page hereof and that Prudential Securities Incorporated and Lehman Brothers Inc. propose initially to offer all of such certificates to certain dealers at such price less a selling concession not in excess of the respective amounts set forth in the table below (expressed as a percentage of Certificate Principal Balance).

                                               SELLING
                                              CONCESSION
                                              ----------
Class A1....................................     0.90%
Class A2....................................     1.20
Class A3....................................     1.35
Class A4....................................     1.60
Class A5....................................     2.00
Class A6....................................     1.75
Class M.....................................     2.00
Class B1....................................     2.50
Class B2....................................     3.00

After the initial public offering, such prices and concessions may be changed.

     Until the distribution of the Class A1 through Class A6, Class M, Class B1 and Class B2 Certificates is completed, rules of the Securities and Exchange Commission may limit the ability of the underwriters to bid for and purchase such certificates. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of such certificates. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of such certificates. If the underwriters create a short position in any such class of certificates in connection with the offering, i.e., if they sell more of any such class than is set forth on the cover page of this prospectus supplement, the Underwriters may reduce that short position by purchasing such certificates in the open market. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

     The underwriters make no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of such certificates. In addition, the underwriters make no representation that such underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

     Distribution of the Class R1 and Class R2 Certificates will be made by Prudential Securities Incorporated from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

     GECMSI has agreed to indemnify the underwriters against, or make contributions to the underwriters with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     Prudential Securities Incorporated has entered into an agreement with GECMSI to purchase the Class B3, Class B4 and Class B5 Certificates simultaneously with the purchase of the certificates offered hereby, subject to certain conditions.

CERTIFICATE RATINGS

     It is a condition of issuance of the certificates that the senior certificates offered hereby be rated "AAA" by Fitch and "Aaa" by Moody's, and that the Class M, Class B1 and Class B2 Certificates be rated "Aa2," "A2" and "Baa2," respectively, by Moody's.

     The ratings assigned by Fitch to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which such certificateholders are entitled. Fitch's ratings address the structural and legal aspects associated with the certificates, including the nature of the underlying mortgage loans and the credit quality of the credit support provider. Fitch's ratings on mortgage pass-through certificates do not represent any assessment of the likelihood or rate of principal prepayments.

     The ratings of Moody's on mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which such certificateholders are entitled. Moody's rating opinions address the structural and legal issues and tax-related aspects associated with the certificates, including the nature of the underlying mortgage loans and the credit quality of the credit support provider, if any. Moody's ratings on pass-through certificates do not represent any assessment of the likelihood that principal prepayments may differ from those originally anticipated.

     The ratings of Moody's and Fitch do not address the possibility that, as a result of principal prepayments, certificateholders may receive a lower than anticipated yield.

     The ratings of the certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

     GECMSI has not requested a rating of the certificates offered hereby by any rating agency other than Moody's and Fitch and GECMSI has not provided information relating to the certificates offered hereby or the mortgage loans to any rating agency other than Moody's and Fitch. However, there can be no assurance as to whether any other rating agency will rate the certificates offered hereby or, if another rating agency rates such certificates, what rating would be assigned to such certificates by such rating agency. Any such unsolicited rating assigned by another rating agency to the certificates offered hereby may be lower than the rating assigned to such certificates by either, or both, of Moody's and Fitch.

LEGAL MATTERS

     Certain legal matters in respect of the certificates will be passed upon for GECMSI by Cleary, Gottlieb, Steen & Hamilton, New York, New York and for the underwriters by Brown & Wood LLP, Washington, D.C.

INDEX OF CERTAIN PROSPECTUS SUPPLEMENT DEFINITIONS

                        DEFINED TERM                         PAGE
                        ------------                         ----
Accrued Certificate Interest................................ S-30
Adjustment Amount........................................... S-39
Agreement................................................... S-26
Allocable Share............................................. S-37
Available Funds............................................. S-28
Available Interest Funds.................................... S-28
Available Principal Funds................................... S-28
Balloon Loans............................................... S-15
Balloon Payments............................................ S-15
Bankruptcy Coverage Termination Date........................ S-39
Bankruptcy Loss Amount...................................... S-39
beneficial owner............................................ S-26
BIF......................................................... S-61
Book-Entry Certificates..................................... S-26
Certificate Principal Balance............................... S-31
Class A6 Certificate Percentage............................. S-36
Class A6 Distribution Percentage............................ S-36
Class A6 Principal Distribution Amount...................... S-35
Class B Certificates........................................ S-37
Class Certificate Principal Balance......................... S-31
Class Prepayment Distribution Trigger....................... S-37
Code........................................................ S-66
Collection Account.......................................... S-61
Compensating Interest Payment............................... S-63
Cross-Over Date............................................. S-33
Cut-off Date................................................ S-14
Defaulted Mortgage Loan..................................... S-62
Deficient Valuation......................................... S-38
Distribution Date........................................... S-29
DOL......................................................... S-66
Due Date.................................................... S-14
Early Installment........................................... S-45
ERISA....................................................... S-66
ERISA Plan.................................................. S-66
Excess Loss................................................. S-38
Exemptions.................................................. S-67
FDIC........................................................ S-61
Final Senior Distribution Date.............................. S-36
Financial Intermediary...................................... S-26
Fitch....................................................... S-61
Fraud Coverage Termination Date............................. S-38
Fraud Loss.................................................. S-38
Fraud Loss Amount........................................... S-39
GECMSI...................................................... S-14
Home Equity Loan Ratio...................................... S-23
Home Equity Loan-to-Value Ratio............................. S-22
Interest Accrual Period..................................... S-30

                        DEFINED TERM                         PAGE
                        ------------                         ----
Interest Percentage......................................... S-31
Interest Shortfall.......................................... S-32
Junior Certificate Writedown Amount......................... S-31
Junior Percentage........................................... S-36
Junior Prepayment Percentage................................ S-36
Junior Principal Distribution Amount........................ S-36
Liquidated Mortgage Loan.................................... S-38
Loss Allocation Limitation.................................. S-40
Modeling Assumptions........................................ S-49
Moody's..................................................... S-61
mortgage related securities................................. S-69
Net Interest Shortfall...................................... S-32
Net Mortgage Rate........................................... S-30
Net Simple Interest Excess.................................. S-31
Net Simple Interest Shortfall............................... S-31
Non-Book-Entry Certificates................................. S-28
Non-Excess Realized Loss.................................... S-38
Notional Principal Balance.................................. S-31
Original Junior Principal Balance........................... S-35
Permitted Senior Loan....................................... S-60
Prepayment Interest......................................... S-45
Prepayment Period........................................... S-34
Principal Balance........................................... S-14
Realized Loss............................................... S-37
Record Date................................................. S-28
Regular Certificates........................................ S-65
regular interests........................................... S-65
REO......................................................... S-58
residual interest........................................... S-65
Restricted Group............................................ S-68
Retail loans................................................ S-55
SAIF........................................................ S-61
Second-Lien Combined Loan-to-Value Ratio.................... S-21
Senior Percentage........................................... S-34
Senior Prepayment Percentage................................ S-35
Senior Prepayment Percentage Stepdown Limitation............ S-35
Senior Principal Distribution Amount........................ S-34
Senior Transition Date...................................... S-35
Simple Interest Excess Amount............................... S-63
Simple Interest Payment..................................... S-63
SMMEA....................................................... S-69
Special Hazard Loss......................................... S-38
Special Hazard Loss Amount.................................. S-39
Special Hazard Termination Date............................. S-39
Tax-Exempt Investor......................................... S-68
Trustee..................................................... S-26
Unpaid Net Simple Interest Shortfall........................ S-32

                        DEFINED TERM                         PAGE
                        ------------                         ----
VRDIs....................................................... S-66
Weighted Average Net Mortgage Rate.......................... S-30
Wholesale Loans............................................. S-55

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    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY
REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR PROSPECTUS. ANY INFORMATION OR REPRESENTATIONS GIVEN OR MADE OUTSIDE OF THIS PROSPECTUS SUPPLEMENT AND PROSPECTUS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS SUPPLEMENT AND PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES DESCRIBED IN THIS PROSPECTUS SUPPLEMENT OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. THE INFORMATION CONTAINED IN THE PROSPECTUS SUPPLEMENT AND PROSPECTUS IS CORRECT ONLY AS OF THE DATE RELATING TO SUCH INFORMATION; DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR PROSPECTUS, OR ANY SALE MADE THEREUNDER, SUBSEQUENT TO THE DATE OF THIS PROSPECTUS SUPPLEMENT SHALL NOT, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THE INFORMATION IS CORRECT AS OF THAT SUBSEQUENT DATE.

                               ------------------

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                                   PAGE
                                                   ----
Summary of Terms.................................. S- 3
Risk Factors...................................... S- 8
Description of the Mortgage Pool and the Mortgaged
  Properties...................................... S-14
Description of the Certificates................... S-26
Yield and Weighted Average Life Considerations.... S-43
GE Capital Mortgage Services, Inc................. S-55
The Home Equity Loan Program...................... S-55
Delinquency, Foreclosure and Loan Loss Experience
  of GECMSI's Home Equity Loan Servicing
  Portfolio....................................... S-57
The Pooling and Servicing Agreement............... S-60
Federal Income Tax Consequences................... S-65
ERISA Considerations.............................. S-66
Legal Investment Matters.......................... S-69
Plan of Distribution.............................. S-69
Certificate Ratings............................... S-70
Legal Matters..................................... S-71
Index of Certain Prospectus Supplement Definitions... S-72

                      PROSPECTUS
Description of the Certificates...................    1
The Trusts........................................    9
Credit Enhancement................................   19
Yield, Maturity and Weighted Average Life
  Considerations..................................   27
Servicing of the Mortgage Loans...................   31
The Pooling and Servicing Agreement...............   44
GE Capital Mortgage Services, Inc.................   56
GE Capital Mortgage Funding Corporation...........   57
Where You Can Find More Information About GE
  Capital Mortgage Services, Inc. and GE Capital
  Mortgage Funding Corporation....................   58
The Guarantor.....................................   59
Certain Legal Aspects of the Mortgage Loans.......   59
Legal Investment Matters..........................   68
ERISA Considerations..............................   70
Federal Income Tax Consequences...................   71
Plan of Distribution..............................   89
Use of Proceeds...................................   90
Legal Matters.....................................   90
Financial Information.............................   90
Index of Certain Prospectus Definitions...........   91

                               ------------------
    UNTIL SEPTEMBER 21, 1999, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

---------------------------------------------------------
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                       GE CAPITAL MORTGAGE SERVICES, INC.
                                 1999-HE2 TRUST
                                  $257,052,000
                                 (APPROXIMATE)

                              GE CAPITAL MORTGAGE

                                 SERVICES, INC.
                            (DEPOSITOR AND SERVICER)
                             REMIC HOME EQUITY LOAN

                           PASS-THROUGH CERTIFICATES,
                                SERIES 1999-HE2
                               ------------------
                             PROSPECTUS SUPPLEMENT
                               ------------------
                             PRUDENTIAL SECURITIES

                                LEHMAN BROTHERS
                               ------------------

                                 JUNE 23, 1999

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